Prospectus Supplement (Sales Report) No. 11 dated October 13, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 373880

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373880	$8,000	$8,000	12.53%	1.00%	October 9, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373880. Member loan 373880 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Capital One Financial	Debt-to-income ratio:	20.67%
Length of employment:	9 years	Location:	Bronx, NY

Home town:	New York
Current & past employers:	Capital One Financial, Citigroup Inc., Commerce Bancorp, Macy's Inc., PNC Financial Services Group, New York City Police Department
Education:	CUNY John Jay College Criminal Justice

This borrower member posted the following loan description, which has not been verified:

I just want to have one bill and one payment. Recently moved out. Had a seperation from my spouse.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,193.00	Public Records On File:	1
Revolving Line Utilization:	46.40%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list all your mothly expenses? What are your current credit card balances, rates and payments that you will be paying off with this loan?	Since the amount has been modified by the Lending Club. I have to adjust the payouts of what bills where going to get paid. But it is as follows: Bob's Furniture (Wells Fargo) 3433.42 PC Richards 1927.47 MCU 3602.92 This is why i had asked for a Larger loan amount to be able to pay just one bill.

Member Payment Dependent Notes Series 390078

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390078	$6,000	$6,000	14.96%	1.00%	October 13, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390078. Member loan 390078 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,125 / month
Current employer:	Linebarger Goggan Blair & Sampson	Debt-to-income ratio:	18.43%
Length of employment:	8 years	Location:	Missouri City, TX

Home town:	Houck
Current & past employers:	Linebarger Goggan Blair & Sampson, Memorial Hermann Hospital
Education:	BS Computer Science - UHD

This borrower member posted the following loan description, which has not been verified:

Trying to consolidate all my loans. This amount will be used to pay off old 401K loans which will allow me to borrow a little over $30K from my 401K (balance over 80K) to payoff everything and have a single payment of less than $600 plus the cost of this Lending club loan.

A credit bureau reported the following information about this borrower member on April 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,417.00	Public Records On File:	0
Revolving Line Utilization:	82.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.26.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Linebarger, Goggan, Blair and Sampson are? 2. $6,125 income is 1 (yourself) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. Network Admin. Manage computer network 2. Myself 3. Rent - $800 4. Car $377.00 (About $2200 - left for payoff) 5. All other cards, loans, etc ~ $1400

Member Payment Dependent Notes Series 418548

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418548	$7,000	$7,000	14.61%	1.00%	October 13, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418548. Member loan 418548 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,542 / month
Current employer:	Gordon and Rees LLP	Debt-to-income ratio:	10.64%
Length of employment:	0 year 4 months	Location:	Daly City, CA

Home town:	Daly City
Current & past employers:	Gordon and Rees LLP
Education:	Asiacareer College

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my debt and I know that through Lending Club I can pay all my bills.

A credit bureau reported the following information about this borrower member on October 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,557.00	Public Records On File:	0
Revolving Line Utilization:	77.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give a breif description of your job title and the type of work you do at Gordon and Rees? Also, as you have only been there for 4 months could you please describe what you were doing before that? Thanks, and best of luck with your loan.	Currently I am an Administrative Assistant at Gordon and Rees, working with collection coordinators and the Firm???s attorneys to manage accounts receivable. I also prepare and process appeals. Prior to Gordon and Rees, I was a Document Review Specialist at Bank of America, reviewing new and old deposit accounts.
Could you please discuss your major monthly expenses (rent, car payment, student loans, etc)? Could you also please verify your income with Lending Club? This involves calling Lending Club and asking them what documents are necessary to send to do so. Income verification makes lenders more confident in making loans to borrowers. Thanks and good luck!	In addition to the open credit lines that appear on my credit, I also contribute to some utilities which include cable/internet and gas/electric. No car payment (paid off), no rent/mortgage (live with parents). If sending my paystub to Lending club will make my application stronger I would be more than happy to send to them.

Member Payment Dependent Notes Series 434007

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434007	$15,000	$15,000	12.53%	1.00%	October 7, 2009	October 16, 2012	October 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434007. Member loan 434007 was requested on October 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Self	Debt-to-income ratio:	0.13%
Length of employment:	6 years	Location:	Pawtucket, RI

Home town:	Warren
Current & past employers:	Self, Ikon Office Solutions
Education:	New England Institute of Technology, Community College of RI, Bristol Community College

This borrower member posted the following loan description, which has not been verified:

I'm looking for funding to pay for 3 new heating systems and some plumbing work in my owner occupied 4 family house. I do have the cash available to do this but would rather keep it as a reserve at this point in time. I live conservatively and intend to pay this loan off ahead of schedule.

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.03.2009 I am considering $250 investment to help fund your requested $15,000 HVAC HIP loan. Questions I have are: 1. Self-employed position and very briefest job description are? 2. $6,667 gross income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investmentS in loans occurs AFTER I received answers.	My self-employment income is primarily as a freelance audio engineer. I do audio work primarily in the corporate audio/video production market in Boston but I do travel on occasion. The work includes setting up and tuning sound systems and mixing audio for live events. The $6667 gross monthly income is for myself only. My monthly mortgage payment is currently $2290. The completion of my project will enable me to rent out 2 of my units for an additional $1700 per month (gross) and enable me to refinance my house reducing my mortgage payments to $1800-$1900 per month. I have no car payments, student loans or business loans etc. I have no other debt than minimal credit card payments. I will say that Robert Kiyosaki's Rich Dad books have been influential in shaping my approach to personal finance/debt.

Member Payment Dependent Notes Series 436825

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436825	$10,800	$10,800	13.57%	1.00%	October 7, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436825. Member loan 436825 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Sunrise Enterprises	Debt-to-income ratio:	2.77%
Length of employment:	4 years 5 months	Location:	POMPANO BEACH, FL

Home town:	Boston
Current & past employers:	Sunrise Enterprises, Best Buy Co. Inc.
Education:	Florida Atlantic University

This borrower member posted the following loan description, which has not been verified:

I want to obtain this loan to consolidate my debts, have one monthly payment that covers all my debts. I have a stable job, been working there for more than 3 years. I will be able to pay the loan back with no problems.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,911.00	Public Records On File:	0
Revolving Line Utilization:	15.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Investors may feel more confident about lending to you if your income was verified. Please call Lending Club for the procedures. Thank you.	Thank you for the recommendation, I will contact them today for the procedure. Have a good day :)
Your credit history only shows about $6000 in revolving debt. What is the rest of the loan for?	$6000 is the amount of reported debt I have, but I have another $20,000 in a form of a private loan from my brother. He has transferred balances from my Credit cards to his last year for this amount when he had a low interest offers. Recently his credit cards interest rates have jumped through the roof (more than 20%), and of course I am responsible of paying for that, so I thought to get a personal loan to pay off this debt. I appreciate your comment, and thanks for your time.

Member Payment Dependent Notes Series 440545

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440545	$25,000	$25,000	18.09%	1.00%	October 9, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440545. Member loan 440545 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Juniata Chimney Sweeps	Debt-to-income ratio:	21.02%
Length of employment:	10+ years	Location:	Everett, PA

Home town:	Gastonia
Current & past employers:	Juniata Chimney Sweeps, New Enterprise Stone & Lime
Education:

This borrower member posted the following loan description, which has not been verified:

This loan will used for some unexpected legal expenses.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	69
Revolving Credit Balance:	$37,893.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.26.2009 I am considering $250 investment in your loan. Questions I have are: 1, You list loans purpose as "OTHER". Provide accurate descreiption of loans intended purpose. 2. Position and very briefest job description JUniata Chimney Sweeps are? 3. $5,833 income is: 1 (yourself) or 2 wage-earners? 4. Mortgage payment per month is? 5. Car payment(s) per month is? 6. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	The loan is for legal expenses. JCS is a full service chimney cleaning,repair and inspection service. The income is mine alone. This does vary due to this work being seasonal. Fall and winter months are somewhat higher. I am a single parent of 3 with 1 child still at home. Mortgage payment is $900.00 per month,credit cards are about $250.00. I own my 2 cars and motorcycle.
Please elaborate on the delinquency 69 months ago?	To be honest I do not know. That was over 5 years ago. It may have been a car payment or even a mortgage payment. Other than that I have an excellent credit history with a credit score of at least 720.
To be honest, I don't think your loan will get fully funded. The main reason is the loan description you provided: "I need this loan ASAP!!!" is not a description of a loan, such as why you want it, what you're going to do with the loan and how your're not going to get in this position again. As yet your income is not verified, might i suggest you confirm your income by sending LendingClub your w-2s, pay stubs and or your income tax return. Good luck to you.	I have answered those questions but will do so again. I need the loan for an unexpected legal matter. I have also faxed the previous two years tax returns along with all forms needed to confirm my income. If there are any further questions please let me know.
I dont think you'll get funding by being vague about the legal matter. Are you getting sued? Are you suing? Divorce? etc.	The legal matter is personal. I am not being sued and have been divorced for more than 3 years. The money will be used for attorney fees.
We don't care that it's personal. We need to know what the legal fees are. Please advise.	The money will be used for attorney fees. The attorney will be defending me in a vehicle code violation case.

Member Payment Dependent Notes Series 441132

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441132	$7,500	$7,500	12.18%	1.00%	October 9, 2009	October 18, 2012	October 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441132. Member loan 441132 was requested on October 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	FXCM	Debt-to-income ratio:	2.77%
Length of employment:	3 years 6 months	Location:	NEW YORK, NY

Home town:	Englewood
Current & past employers:	FXCM
Education:	SUNY New Paltz

This borrower member posted the following loan description, which has not been verified:

Potential lender, I would like to thank you for looking at this listing. I am getting married Jan 16th, and would just like to get some things paid off by the end of the year. I receive a annual bonus, so should be able to pay off the balance of the loan then. If not, I make enough to pay off the loan at a monthly rate (80k/year). Again, thank you for your consideration.

A credit bureau reported the following information about this borrower member on October 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	37
Revolving Credit Balance:	$653.00	Public Records On File:	0
Revolving Line Utilization:	19.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.05.2009 I am joining other small investor lenders to together fund your requested $7,500 Wedding Expenses loan. Questions I have are: 1. Position and very brief job description FXCM are? 2. $6,667 reported gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Rent payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investment occurs after I receive your answers.	Sure, thanks for the interest: 1) I work as a Foreign Exchange Dealer (pretty much involves working on a trading desk and placing currency trades for clients) 2)6,667 is my income alone. 3)Rent is 1400/monthly 4)I live and work in NYC, so don't have a car. Transit costs are approx. $89/monthly (subway) Thanks again, Jesse Snider
Please explain the delinquency that appears above in your report. Will your spouse be working and what is their financial situation? Thank you	The delinquency is from a missed student loan payment. When I was consolidating my student loans there was a miscommunication as to my payment date, and before I knew it, Citi had called me and told me I was a month late. My fault though, and it is my only late payment. Hope this helps, any more questions, just ask. Thanks, Jesse
Will you be verifying your income with Lending Club (you'll need to send paystubs/W2s)?	Sure. Honestly, I just signed up for this so not sure how to do that. Is that something I do myself, or something lending club asks me for?
I think you need to send Lending Club your paystubs or W2s to prove salary and then your income will be "verified." Lenders are much more willing to lend to those who have verified their income and I'm sure if you verify your income your loan will be funded much quicker.	Ok great, thanks for your help. I will try to do that.
Congratulations on your upcoming nuptials! I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a student loan? And, could you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund?	Thanks for your interest. I do have a student loan on which my payment is 170 a month (i pay 200 monthly and apply the extra towards principle). My only other real monthly expenses are rent (1400) and metrocard (nyc subway - 89/monthly). I do have a small savings account with ING. I am trying to build that up for an emergency fund.

Member Payment Dependent Notes Series 443054

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443054	$5,000	$5,000	15.31%	1.00%	October 8, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443054. Member loan 443054 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,958 / month
Current employer:	Jones of New york	Debt-to-income ratio:	3.79%
Length of employment:	10+ years	Location:	CITRUS HEIGHTS, CA

Home town:	Tacoma
Current & past employers:	Jones of New york
Education:	sac city college

This borrower member posted the following loan description, which has not been verified:

i would like to have some extra money for a vacation.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,029.00	Public Records On File:	0
Revolving Line Utilization:	20.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.26.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Jones of New York are? 2. $3,958 income is: 1 (yourself) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. I am a merchandise coordinator for the womens shoes sales dept. 2. I am a wage-earner. 3. (0.00)dollars a month, my roomate pays the whole rent. 4. (0.00) dollars a month, car is paid off. 5. $250 dollars per month.
you might want to correct the spelling of your listing. unless you meant vaction.	No, i meant vacation... Extra money for my vacation...
What are your vacation plans?	I plan on going to the east coast for a little while to catch up with family and friends for the up coming holidays...

Member Payment Dependent Notes Series 443178

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443178	$7,000	$7,000	13.22%	1.00%	October 7, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443178. Member loan 443178 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Cinemark USA Inc.	Debt-to-income ratio:	15.09%
Length of employment:	1 year 1 month	Location:	GRAND PRAIRIE, TX

Home town:	Tuscaloosa
Current & past employers:	Cinemark USA Inc., The University of Alabama
Education:	The University of Alabama

This borrower member posted the following loan description, which has not been verified:

I am one of the few people who have a stable job right now and I am expecting a promotion and raise soon as well. My job is currently paying for my rent and utilities, which spares me a lot of expense. My credit score is not as high as I would like it to be, mainly due to some bad credit choices I made in my late teens. I'm now 25 and I would like a loan to help pay for my wedding expenses. Thank you. 539019 added on 10/06/09 > My job is in the movie theatre industry, which is thriving right now in the struggling economy. I am trained to be a General Manager and am waiting to get my own theatre. I will be married in April, and between my new husband and me, there will be no problem making the payments for this loan. We both have stable jobs and his expenses are even less than mine. I'm an honest person and I make my payments on time. The reason I had delinquent accounts in the past is because I was in the process of settling credit card debt that I unwisely accrued early on in college. I will be using this money to pay for the many expenses that are now associated with having a wedding. People say not to go into debt for your wedding, but I think of it as an investment in one of the most memorable and important days of my life. A wise investment.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	30
Revolving Credit Balance:	$2,896.00	Public Records On File:	0
Revolving Line Utilization:	10.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, is this to pay for a wedding you've already had or one coming up? Congratulations either way.	Thank you! The wedding is in April 2010. I'm paying for it myself.

Member Payment Dependent Notes Series 443671

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443671	$16,000	$16,000	14.26%	1.00%	October 7, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443671. Member loan 443671 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Lynblosten care center	Debt-to-income ratio:	14.67%
Length of employment:	10+ years	Location:	SAINT PAUL, MN

Home town:	Kingston
Current & past employers:	Lynblosten care center
Education:

This borrower member posted the following loan description, which has not been verified:

This loan will be used to consolidate credit card debts of my child and aid her with living expense for the remainder of the year. We have gone over a plan to clear up credit card and other debts that she has this is the first step we plan to take along some other budgeting and financial planning option. My child is currently working as a stylist and was having a hard time keeping up with the multiple payments on the different cards. She is currently paying about $ 500 in minimum payments, so get this Loan would reduce her monthly payments. We plan to select two accounts for her to keep open for emergencies only. We will be spliting the payments and plan to set up account to pay this account with auto pay to ensure that this loan is paid on time every month.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	40
Revolving Credit Balance:	$9,092.00	Public Records On File:	0
Revolving Line Utilization:	23.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.22.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description LynBolsten Care Center are? 2. $3,750 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? 6. Are you the note's borrower? Or is daughter the note's borrower? Or are both you and daughter note's co-borrowers? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Thank you and everyone who has consider me for funding. 1) At Lynbolsten Care Center I am a Nursing assistant, I also work at a second nursing home Ramsey County Care Center. I work with older adults that their families can no longer manage their daily care regiments. 2) The income of 3,750 is my income from both jobs. This loan will be paid by mainly daughter but with my income alone I would be able to make the payments if ever needed. 3) My mortgage payments are 690 a month. 4) I don???t have any car payments 5) I pay currently make $ 200 payments to my emergency credit to pay off an unexpected expense that occurred last year spring where I had to fly to Jamaica to care for a family member. 6) I am the notes borrow; I'm helping my daughter to pay off debts. I originally offered to pay the debit myself but she did not want me to pay her responsibilities just aid her in making it easier to manage. She was not able to get the loan in her own name that would clear up all of debit. The payments on this loan are significantly lower then her current minimum payments on her credit cards.

Member Payment Dependent Notes Series 444444

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444444	$5,000	$5,000	14.61%	1.00%	October 13, 2009	October 13, 2012	October 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444444. Member loan 444444 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Secure Data Defense	Debt-to-income ratio:	20.92%
Length of employment:	10+ years	Location:	ROCHESTER, NY

Home town:	Rochester
Current & past employers:	Secure Data Defense, Victorias Secret
Education:	Isabella Graham Hart, Monroe Community College

This borrower member posted the following loan description, which has not been verified:

I was approved and offered by you at lending tree.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	50
Revolving Credit Balance:	$3,179.00	Public Records On File:	0
Revolving Line Utilization:	20.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 444563

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444563	$8,400	$8,400	18.43%	1.00%	October 7, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444563. Member loan 444563 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,773 / month
Current employer:	AMC	Debt-to-income ratio:	4.18%
Length of employment:	2 years	Location:	LAVEEN, AZ

Home town:	Beaver
Current & past employers:	AMC, MEB Management Services Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

With this small business loan i can get the tools that i need to start my small business and get it off the ground. At the same time it will keep my bills and rent paid for the next three months.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,244.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of 2nd person? 2. Describe your business. What experience do you have in this business? 3. Do you plan to keep your job at AMC while starting up this business? 4. How much do you expect to earn from this business in the first year? 5. After 3 months, will you be able to repay this loan if the business does not pan out as well as you anicipate? How?	stated income is just my own, right now i am working but my girlfriend is getting unemployment. her benefiys are about 800 a month. My business is working with a partner that has been in the industry for awhile, we are building an adult website that sells intimate apperal, adult toys and at the same time a website that has adult male pics and videos which you would sign up on a daily, weekly, monthly, and yearly. I plan to keep my job as long as it does not interfere with my hours with my new business, we have done some marketing and it looks promising. In the first year we hope to make a little more than 60,000! even after paying all start up and expenses. Yes i do plan to keep paying back this loan even if it does not pan out, i rent and my car is paid off by feb. so after that it will be a little easier on the checkbook. My plan will work i have full confidence!!
Are you already running the business, and this loan is to expand it, or is this a new business from scratch?	This is a new business, we were not trying to get a loan but the economy proved harder to save up.
what is your business?	we are building an adult website that sells intimate apperal, adult toys and at the same time a website that has adult male pics and videos which you would sign up on a daily, weekly, monthly, and yearly plan.

Member Payment Dependent Notes Series 444904

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444904	$25,000	$25,000	16.70%	1.00%	October 7, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444904. Member loan 444904 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Childrens National Medical Center	Debt-to-income ratio:	24.77%
Length of employment:	10+ years 2 months	Location:	Germantown, MD

Home town:	Cumberland
Current & past employers:	Childrens National Medical Center
Education:	Marymount College, College of Notre Dame of Maryland

This borrower member posted the following loan description, which has not been verified:

Please consider my request for this loan amount or another amount to be negogiated. Iam a nurse with a steady income wanting to get of credit card debt.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1985	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	43	Months Since Last Delinquency:	16
Revolving Credit Balance:	$56,883.00	Public Records On File:	0
Revolving Line Utilization:	93.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 445086

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445086	$25,000	$25,000	19.82%	1.00%	October 7, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445086. Member loan 445086 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Co-Leash Company	Debt-to-income ratio:	16.20%
Length of employment:	10+ years 6 months	Location:	New Tripoli, PA

Home town:
Current & past employers:	Co-Leash Company
Education:

This borrower member posted the following loan description, which has not been verified:

We are a 2 fold company, we have a pantented product called the Co-Leash for dogs, we sell leashes colars, harneses, etc. And we sell glow in the dark paint products. We are looking for a loan to add more advertising, hire staff, to finish developing the business, and to buy more products for shelving. We are a growing business and we need help to continue expanding and providing services to our consumers in this community.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1976	Delinquent Amount:	$0.00
Open Credit Lines:	28	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	42	Months Since Last Delinquency:	3
Revolving Credit Balance:	$144,217.00	Public Records On File:	0
Revolving Line Utilization:	12.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of 2nd person? 2. Give a brief description of your business. What experience do you have in this business? 3. List the Gross Income of your business for each of the last 3 years. 4. List the Net Income of your business for each of the last 3 years. 5. Will you be able to repay this loan if the business does not pan out as well as you anticipate?	1. This is my income 2. We have a 2 fold company Co-Leash is the patented product we carry ( a Dog Leash ) among most all doggie products leashes, harneses, colars, etc. We also sell glow in the dark paint products. 3. I have over 10 years in my business. we have been around since 1999. 4. We will be able to repay the loan. The business has not seen a down time even in this bad economy because pet owners always come in to renew or buy their animals the products they need to care for them. We happen to be in a great sector of the economy. My taxes will be sent in to lending club asap to be verified.
Hi, I would like to fund your loan. Can you please explain the recent delinquency? Thanks	The delinquency is an old credit card that I sent my payment in but it did not POST until the day after my due date and they gave me a late. I closed that credit card because I feel the company should have given me a break since they had the payment but I learned I now pay all my accounts online or direct from my bank account.

Member Payment Dependent Notes Series 445182

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445182	$9,000	$9,000	13.92%	1.00%	October 13, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445182. Member loan 445182 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Portrait Innovations	Debt-to-income ratio:	12.04%
Length of employment:	0 year 2 months	Location:	HOUSTON, TX

Home town:	Alvin
Current & past employers:	Portrait Innovations, Starbucks
Education:	Sam Houston State University

This borrower member posted the following loan description, which has not been verified:

Really need to consolidate bills, just got married and need to work towards paying me and my wifes bills in a more timely fashion.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,171.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445279

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445279	$20,000	$20,000	16.00%	1.00%	October 7, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445279. Member loan 445279 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Retired	Debt-to-income ratio:	18.13%
Length of employment:	10+ years	Location:	Pendleton, SC

Home town:	Lincoln
Current & past employers:	Retired, Clemson University
Education:	PhD Auburn University, Head of Math & Sciences, Clemson University

This borrower member posted the following loan description, which has not been verified:

Successful 2.5 year old salon/spa needs working capital for expansion. Business has revenues of +/- $95,000.00 per mo. and a net profit of 8% after salaries. Son and daughter in law both had previous major medical issues which impacted their credit as well as the ability to secure conventional financing. My credit score is approx. 720 and my retirement income is 9000.00 per mo. with only fixed expenses 4000.00 per mo.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1980	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	39
Revolving Credit Balance:	$22,784.00	Public Records On File:	0
Revolving Line Utilization:	82.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.24.2009 I am considering $500 investment in your loan. Questions I have are: 1. Source of $9,167 income is: 1 (you) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Income is State University Retirement and Social Security. Rent is 1000.00/mo. Car is 700.00/mo. Credit cards 1100.00/mo. This is my total financial obligation except for utilities.
Is the bulk of your current revolving credit balance related to the same business funding?	No, those are personal expenses. My son and daughter in law covered 100% of the inital start up and build out of the location themselves.

Member Payment Dependent Notes Series 445295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445295	$12,000	$12,000	15.31%	1.00%	October 8, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445295. Member loan 445295 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Benchmark Management	Debt-to-income ratio:	5.59%
Length of employment:	3 years	Location:	LEESBURG, VA

Home town:	Mesa
Current & past employers:	Benchmark Management, Harbinger Technologies
Education:	Boston University

This borrower member posted the following loan description, which has not been verified:

I will be using this loan to consolidate my credit card debt. I have been working hard to pay off my credit cards but the interest has gotten very high. I am a responsible person with a great work ethic and am trying to get my finances in order. It would be great to get this loan and have only one payment a month rather than three. It would also be very reassurring to know that this loan will be paid off in full after three years, whereas paying off my credit cards would probably take five years because of the high interest rate. Thank you for your consideration!

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,804.00	Public Records On File:	0
Revolving Line Utilization:	74.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.25.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Benchmark Management are? 2. $4,167 income is: 1 (yourself) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Thank you for your consideration! Answers: 1. Server/Bartender in Stonewalls Tavern in Lansdowne Resort and Conference Center. 2. Income is for myself. 3. Rent is $650. 4. No car payment. 5. Credit card payments per month are around $500.

Member Payment Dependent Notes Series 445312

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445312	$20,000	$20,000	11.48%	1.00%	October 7, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445312. Member loan 445312 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Supreme Lending	Debt-to-income ratio:	11.02%
Length of employment:	4 years 6 months	Location:	Frisco, TX

Home town:	Greenville
Current & past employers:	Supreme Lending
Education:	University of North Texas

This borrower member posted the following loan description, which has not been verified:

Need to pay my father back for a loan he gave my to finish college. I have a good job and make plenty of money to pay this loan back, I also have very little debt.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,492.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have a couple of questions. 1. Could you please have your Employment and Income verified by lending club? To do this please contact general member support at (866) 754-4094. I would like to help fund your loan, but your income goes a long ways in helping me determine your ability to repay your loan. 2. What is current position with Supreme Lending? 3. Can you please provide me with a list of your current monthly expenses? Thanks in advance for answering these questions. They should also help others decide on whether to fund your loan and should answer most of the questions others will have.	Not a problem, I will get those items to the member support. I am currently a loan officer at Supreme lending, I have been a branch manager for them also. I am moved to were I am needed with in the company. I have been in this industry for 7 years my current year to date at Supreme is $73,07.32 which is $8,597.56 monthly on 09/15/09, 8.5 months in to this year.
Just a small question You seem to make plenty of money to be able to pay back you father in a shorter time then the loan itself. Also, your answer seems to state that you "move where ever your company needs you." What is your plan with your current mortgage if you were told to relocate?	I do make good money but my wife and I are expecting our first baby and I am not sure the cost I will have with that , also my company is based here in Dallas so I would never leave here. If I move around it is at the main office in Dallas or local cities

Member Payment Dependent Notes Series 445323

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445323	$24,250	$24,250	12.87%	1.00%	October 7, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445323. Member loan 445323 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Information Resources	Debt-to-income ratio:	8.08%
Length of employment:	10+ years 3 months	Location:	CHICAGO, IL

Home town:	Elmhurst
Current & past employers:	Information Resources, Wal-Mart Stores
Education:	Northern Illinois University

This borrower member posted the following loan description, which has not been verified:

Loan to pay off outstanding debt

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,361.00	Public Records On File:	0
Revolving Line Utilization:	73.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you accumulate >26K revolving credit balance ? What other measures have you taken to reduce your debt?	$15,000 in needed home repairs. Replacing windows and ruined floors.
$15,000 was for necessary home repairs. And the other $11,000? What kind of debt do you hope to pay with this loan (home equity? credit card? bank loan?)? Do you use credit cards regularly? Thanks in advance for clarification.	The loan is to entirely pay off credit cards, 15K of which is the home repair, the other 11 built up with carrying the 15K. I also carry about 2-3k a month in business expenses which are paid off each month.
Can you provide information on your employment, i.e., position, responsibilities. Thank you	I have worked for IRI for 17 years. My current position is VP of Testing Product Management in the Consumer and Shopper Insights Division. I am responsible for the development, pricing and marketing for the products in my department.

Member Payment Dependent Notes Series 445465

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445465	$15,250	$15,250	13.22%	1.00%	October 7, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445465. Member loan 445465 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	malibu rock star	Debt-to-income ratio:	22.41%
Length of employment:	3 years 3 months	Location:	santa monica, CA

Home town:	kokomo
Current & past employers:	malibu rock star, opal fields honolulu, hi
Education:	Gemological Institute of America-Los Angeles

This borrower member posted the following loan description, which has not been verified:

I am an award winning Jeweler/Gemoligist that works in Malibu Ca. Im trying to get rid of all my credit card debt I was doing really good til the recent down turn in the economy caused all the creditors to raise there interest rates on me...I want to make this into one lump some and one payment with a set interest rate. It may seem that this is a high debt on cards..but it was forced on me since shortly after I moved my family to California from Hawaii my wife decided to devorce me..I had to fight for my rites to have 50% custody of my son..it all worked out for the better because I pay no alimony and no child support..we split school and medical bills only... my dream is to open my own store here in Malibu Im the only custom Jeweler for 20 miles and the average house price is $4mill...its a gold mine here for me...but I need to get rid of this debt 1st

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	31
Revolving Credit Balance:	$14,876.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 445484

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445484	$13,000	$13,000	13.92%	1.00%	October 9, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445484. Member loan 445484 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	kenan advantage group west	Debt-to-income ratio:	19.24%
Length of employment:	8 years	Location:	PEORIA, AZ

Home town:	phoenix
Current & past employers:	kenan advantage group west, beneto tank lines
Education:	American Institute of Technology

This borrower member posted the following loan description, which has not been verified:

As reflected in my credit report file I never pay late or minimum payments. My goal is to pay these accounts in full as soon as possible and live on a cash only basis. 544148 added on 10/06/09 > The entire loan amount will be used exclusively to pay revoloving credit card debt in order to remove the threat of spiking interest rates. My job security is very high as it involves the delivery of gasoline throughout the Phoenix metro area. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	43	Months Since Last Delinquency:	11
Revolving Credit Balance:	$17,599.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain the two delinquencies in your credit report?	The two in question are the 1st and 2nd mortgages on the home I owned. I realized in 2008 that I needed to sell the house which was listed in february, but even though I shoveled thousands of dollars into updating everything the market was dropping like a rock and it was an excercise in futility. I did attempt to work the loans out and also short sale the home, but the banks in question were less than cooperative.

Member Payment Dependent Notes Series 445491

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445491	$12,000	$12,000	13.57%	1.00%	October 9, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445491. Member loan 445491 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,167 / month
Current employer:	Integreon	Debt-to-income ratio:	5.51%
Length of employment:	1 month	Location:	Washington, DC

Home town:	Decatur
Current & past employers:	Integreon, OnSite E-Discovery
Education:	Shepherd University, Averett University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate 2 higher interest credit cards into 1 lower payment and at a much better interest rate. I would also be interested in (if possible) an installment type loan of 12-36 months where the balance would be paid when fully ammortized. If that isn't possible, then a loan without a pre-payment penalty would be something that is beneficial to me. I've always been a very good credit applicant (median credit score of approx 700) and will without question pay this loan back in time and in full. On a personal note and regarding my job history. I left the company I was with for 12 years (OnSite E-Discovery) in Sept 2008 for another opportunity. I've since returned to OnSite E-Discovery (now called Integreon), and most importantly, to a much more stable income and work environment. You will see I have put my length of employment of 1 month with Integreon. When in fact I'm returning after 10 months to the same company (under a new name) that I was with for 12 years. Thank you.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	41
Revolving Credit Balance:	$31,895.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency 41 months ago? Thank you.	I refinanced my mortgage through a broker. There was confusion as to when and to whom I was to make my first payment after I settled. When the mistake was realized (after my being 1 day past 30) I made the payment over the phone to the bank who bought my mortgage.
Thank you for your prompt response. I suggest that you contact LC to have your employment and income verified, as once lenders see that verification noted on your loan request, you loan will be funded faster.	Ok. Thank you. I appreciate it.

Member Payment Dependent Notes Series 445499

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445499	$8,000	$8,000	13.22%	1.00%	October 13, 2009	October 16, 2012	October 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445499. Member loan 445499 was requested on October 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	STARK AQUARIUM PRODUCTS INC	Debt-to-income ratio:	11.76%
Length of employment:	2 years 5 months	Location:	CORONA, NY

Home town:	Jackson Heights
Current & past employers:	STARK AQUARIUM PRODUCTS INC
Education:	CUNY Medgar Evers College

This borrower member posted the following loan description, which has not been verified:

my credits cards have high rates, i pay every month more than the minimum payment but my balances seems to not go down. please help me to get a loan with a low rate so i can reduce my high balances so my credit score can not go down. in my credit report records it shows a past due account of 30 days, this past due was for my old navy credit card b/c i was let for 2 days, this happened 4.5 years ago, i call old navy and gave them a valid reason of why i was late, and they told me that they would not put in my account the late information b/c of the reason i explained to them. i recently called old navy and they told me they will remove the late information from my records within 2 weeks.i have never been late with my payments on any of my accounts. please review my credit carefully and help me to consolidate my debts into one payment.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,036.00	Public Records On File:	0
Revolving Line Utilization:	82.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	I Pay $300 per month for rent (live with family members), $60 a week for gas, $66 per month for cell phone bill, $105 per month for car insurance, $750 for school tuition this semester,no dependents.
Are you a full time student? If not do you plan to become full time in future semesters?	No, I am a part- time student and I am not planning to become a full time student in future semesters.
Could you please verify your income with Lending Club? This involves calling Lending Club and asking them what documents are necessary to send to do so. Income verification makes lenders more confident in making loans to borrowers. Thanks and good luck!	Ok, no problem I will call them today.

Member Payment Dependent Notes Series 445570

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445570	$7,500	$7,500	14.61%	1.00%	October 7, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445570. Member loan 445570 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,836 / month
Current employer:	dept of commerce/bureau of census	Debt-to-income ratio:	23.88%
Length of employment:	10+ years	Location:	poulsbo, WA

Home town:	Poulsbo
Current & past employers:	dept of commerce/bureau of census
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

I will use this loan to payoff my Discover card, which has an interest rate of 29.99%. I pay all of my bills on time, but just haven't been able to make a dent in this one. I have a secure job and own my own home. Help me on the road back to no credit cards.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1979	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	27
Revolving Credit Balance:	$56,418.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have a couple of questions. 1. Could you please have your Employment and Income verified by lending club? To do this please contact general member support at (866) 754-4094. I would like to help fund your loan, but your income goes a long ways in helping me determine your ability to repay your loan. 2. Could you please explain your last credit delinquency 27 months ago? What exactly happened? 3. Is your gross income reported one wage earner or two wage earners? 4. Your credit lists a revolving credit balance of $56,418 and a utilization of 79.20%. Can you explain what these amounts are. How much of this is a HELOC and what is the balance owed on the HELOC etc? 5. Can you please provide me with a list of your current monthly expenses? 6. What is the monthly payment you are currently making on your Discover card and your current balance? Thanks in advance for answering these questions. They should also help others decide on whether to fund your loan and should answer most of the questions others will have.	Hi, Thacaro I'm glad to answer your questions: 1.I called the general member support # you suggested and they said they will verify my income and employment through the regular process. I just joined yesterday, 9/24 ??? they said it would be within a few days. I am a federal employee ??? Grade 13/Step 4. 2.I was delinquent 27 months ago for a really embarrassing reason. I have a corporate travel card and 3 years ago hadn't traveled in quite awhile. I traveled and put 1 night hotel on the card. This was at the same time that I was moving. I use ebills to pay all my bills online, but government credit card doesn't participate by sending ebills. Somehow this $100 statement never got forwarded to my new address and was returned every month to citibank. I wasn't aware of this until I finally got a phone call at work telling me that I was 150 days past due! This was a corporate card and they knew where to reach me and never contacted me for 150 days. Yes, I should have realized that I never received the bill, but this wasn't a regular monthly bill ??? it was rare. So, for a $100 bill, it affected my credit immensely. 3.My gross income is for 1 wage earner. 4.Credit balance of $56,418 is for credit cards. I have recently paid off 3 of them, my outstanding balance 1 yr ago was ~$62,000. I am currently working on paying off the next card, but I could do 2 at once if I could get the interest rate down on a Discover Card. I don't have a HELOC. I recently refinanced my mortgage for a lower interest rate and lowered my monthly payment by $200/month. If I ever need to, I can stop my monthly savings contribution of $160 and 401k contribution of $460, but at the same time that I am trying to payoff my credit cards, I am trying to build up a small emergency fund and keep receiving matching 401k funds. Here are the details of the $56,000: Bank of America 10.5% $11.800 Beneficial 25% 5,000 Citibank/Shell 11.24 5,600 Discover 29.99 7,500 Need loan to lower int % & payoff in 3 yrs Discover 29.99 4,900 Paying off on my own with large payments Discover 22 13,300 Home Depot 21.99 8,200 5.Discover card current balance is $7,497 and monthly payment is $210. At 29.99% interest, if I continue to pay $210/month it will take 15 years to pay this off. I would really like to pay it off in 3 years for just a little more money per month.
Will you tell me about your $56k in revolving debt? Who do you owe and how much do you owe each? Thank you.	1.Credit balance of $56,418 is for credit cards. I have recently paid off 3 of them, my outstanding balance 1 yr ago was ~$62,000. I am currently working on paying off the next card, but I could do 2 at once if I could get the interest rate down on a Discover Card. I don't have a HELOC. I recently refinanced my mortgage for a lower interest rate and lowered my monthly payment by $200/month. If I ever need to, I can stop my monthly savings contribution of $160 and 401k contribution of $460, but at the same time that I am trying to payoff my credit cards, I am trying to build up a small emergency fund and keep receiving matching 401k funds. Here are the details of the $56,000: Bank of America 10.5% $11.800 Beneficial 25% 5,000 Citibank/Shell 11.24 5,600 Discover 29.99 7,500 Need loan to lower int % & payoff in 3 yrs Discover 29.99 4,900 Paying off on my own with large payments Discover 22 13,300 Home Depot 21.99 8,200
Could you explain how you accrued this debt? And then also what changes you have made to stop accruing additional debt?	It was the 'perfect storm', although of our making - in 2006 and 2007 I was getting my MPA while working, my husband was attending law school while not working. We moved to be near his school and rented an apt, while remodeling our house to rent out. Definitely too much at once! Got a HELOC for the remodeling (which is now rolled into our only mortgage - no 2nd), but the remodeling took longer than expected and we went over budget and ended up charging on credit cards and taking cash out. While remodeling was occurring, we were paying mortgage, HELOC, apartment rent and my school (his was on through the VA). He didn't make it through law school and we ended up moving back to our house, but I had to take cash out of credit cards to make ends meet. Through it all, I was current on everything except for the noted delinquency 27 months ago when we were moving back to the house and didn't receive a statement. Currently I use a corporate travel card for business travel and we don't charge on any of the credit cards - strictly cash basis. Over the past year we have paid off his American Express & my Capital One and Wells Fargo. We are committed to paying these off!
It looks like you are having trouble getting this loan fully funded. I suggest you call (866) 754-4094 and insist that they verify your income immediately so they can put a * next to your income on your loan listing. I guarantee that this will get your loan fully funded. Lenders often stay away from people who have this high of revolving utilization and DTI ratio if they do not have that * saying that their income is verified.	OK - I'll try them again.

Member Payment Dependent Notes Series 445765

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445765	$7,500	$7,500	15.31%	1.00%	October 8, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445765. Member loan 445765 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	oil patch	Debt-to-income ratio:	21.15%
Length of employment:	1 year	Location:	victoria, TX

Home town:	Victoria
Current & past employers:	oil patch, hartman dist co
Education:	stroman high school

This borrower member posted the following loan description, which has not been verified:

i like to pay off bill and other 544628 added on 10/07/09 > good job

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$722.00	Public Records On File:	0
Revolving Line Utilization:	60.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list out all of your monthly expenses, savings, and contact LC to verify your income?	rent ,truck , bills and lc has all my info you need from me hope you can help me with this loan i could pay off bills thanks michael
Please list it out again for us. With your higher DIT, we want to see the details. Please contact LC to verify income. Thanks.	lending club has my info on me i need to pay bills off do u need fax on my income again
Please list out your expenses and contact lending club to verify your income. Thanks.	bills and pay off lones 3500 mounth

Member Payment Dependent Notes Series 445808

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445808	$20,500	$20,500	14.61%	1.00%	October 13, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445808. Member loan 445808 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Retired & Disability	Debt-to-income ratio:	23.86%
Length of employment:	n/a	Location:	Massapequa, NY

Home town:	Brooklyn
Current & past employers:	Retired & Disability
Education:

This borrower member posted the following loan description, which has not been verified:

Personal Loan

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	14	Months Since Last Delinquency:	18
Revolving Credit Balance:	$4,503.00	Public Records On File:	0
Revolving Line Utilization:	35.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.26.2009 I am considering $250 investment in your loan. Questions I have are: 1. Source(s) of retirement and disability incomes are? 2. $5,000 income is: 1 person? Or 2 persons? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Type your answer here.Are you considering $250 - I am looking for $20,500! My source of pension is from my job - Heating Oil truck driver for 35 years and Social Security Disability - income from me only-rental payment is $1000.
09.26.2009 Thanks for your reply and answers. You need to know how Lending Club borrower loans are funded. NO single investor (me or someone else) entirely on their own funds 100% of any borrowers requested loan. TOGETHER many small investors fund borrowers requested loans. Typical $20,500 Debt Consolidation loan @ 14.61% interest (yours) usually attracts between 200 to 250 investors; per investor average investment ranges between $82 to $102 (more or less). This is primary reason why borrower requested loan is listed for maximum 14 days to allow sufficient time for loans 100% funding. Upper right-hand corner application screen will show progress both in Funding Received $$ amount and number of Lenders (investors) participating in loan. I hope this resolves your misunderstanding how borrower loans are funded. RetiredUSMCInvestor	Type your answer here. Thank you. I didn't know there were a group of investors.
09.26.2009 Rudy, This thumbnail" sketch summarizes how Lending Club loan sequence works: From loan application received through promissory note issued Lending Club loan processing sequence involves 5 stages: 1. Application received. LC software automatically conducts comprehensive Identity Check for Name, DOB, SSN mismatches; determines if application meets minimum listing criteria, e.g., potential borrower employed |retired and reports monthly income; number of payment delinquencies and Public Records on File, e.g., Court judgment Liens | Open Tax Liens | Bankruptcy filings (within last 7 years); Debt to Income Ratio ("DTI") (excluding mortgage) is less than 25%; no loan charge-offs and non-medical account collection actions within past 1 year; less than 10 credit inquiries within past 6 months; minimum 3 years credit history; minimum 3 credit accounts and minimum 2 credit accunts open, revolving credit utilization less than 90%, et al. If loan application passes initial screening, loan application is listed for investor consideration. At this stage LC considers loan to be "Under Review". 2. "Under Review" stage is maximum 14 days time investors can invest in listed loan. Minimum investment per investor is $25; there is no maximum $ limit investment per investor. If loan 100% funds within faster time then time spent "Under Review" will be less than 14 days. 3. "Approved" stage is AFTER LC conducts borrower's employment | income verification. 4. "In Review" stage is AFTER loan is 100% funded and is time during required promissory note is issued and before loan's net proceeds (less fees) are disbursed (dispensed-paid) by ACH Direct Deposit into borrower's bank account. 5. "Issued" stage indicates both promissory note was issued and funds were disbursed into borrower's bank account. Stages 2 and 3 are interchangeable, e.g., sequence occurs as either 2 then 3 or as 3 then 2. During 5 stage process LC protects investors financial interests and will conduct verification of borrower's employment | income. After request for employment | income documents was sent to borrower, LC allows borrower 3 days to provide appropriate documents, e.g., either current Pay Stub, or 2008 either IRS W-2, IRS 1099, if self-employed IRS 1040 Tax Return, or if retired Social Security Annual Earnings Statement. If LC has NOT received appropriate documents within required 3 days then loan application is CANCELLED and loan's listing is REMOVED. Potential borrower status returned to "Square One", e.g., borrower must resubmit loan application and proceed though entire 5 stage loan funding process. Information I condensed herein is available FAQS located top-right corner LC Home Page. Attention is especially invited to part of process when employment|income is verified (labor union's annual IRS Form 1099-R and Social Security Annual Statement of Earnings) and time limits (3 days) within which it must be accomplished. Hope this brief "thumbnail" adequately explains how LC loan process works from start to finish. TO AVOID THIS EMAIL DISPLAYING IN YOUR ON-SCREEN APPLICATION DO N-O-T REPLY. RetiredUSMCInvestor	Type your answer here. Do I need to send any of the documents listed above - verification of my pension, social security disability, etc. Please advise. Thank you. Mike
09.26.2009 Lending Club Verification Team will contact you when income documents are required. They will inform you what documents they need and how to send documents, e.g. email attachment(s) or via fax (they will provide appropriate fax number). AFTER you are contacted is when you will send to them your union pension and Social Security disability income documents. WAIT until they contact you first before either contacting them or sending anything to them. RetiredUSMCInvestor	Type your answer here. Thank you

Member Payment Dependent Notes Series 445838

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445838	$25,000	$25,000	15.65%	1.00%	October 8, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445838. Member loan 445838 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Georgetown University	Debt-to-income ratio:	14.02%
Length of employment:	2 years 6 months	Location:	ARLINGTON, VA

Home town:
Current & past employers:	Georgetown University
Education:	Georgetown University

This borrower member posted the following loan description, which has not been verified:

I have gotten myself into a tough situation with excessive debt. To be honest, I don't have any excuses to offer and the reality is that I have simply made some bad choices and now find myself with terrible rates and high balances. I am looking for a loan that will help me get out of this situation, get out of debt and get on with my life. How do you know that I really am committed to this? Clearly, there is no way except to take a chance but I can assure you that I have reached a point in my life where I am finally ready to overcome this particular challenge in my life. I have achieved relatively high professional success despite a less than ideal childhood but still carry with me some remnants of that life which manifest themself in my personal affairs. I recently lost a great deal of weight (nearly 40 pounds), am almost finished with a master's program and my next goal is to get my financial affairs in order. This loan would help me to do that, with your help. I am a smart, outgoing, good person who has simply screwed up. I am up to date on all of my loan payments and have been for many years. I am simply drowning in high rates and don't see any way to end this cycle without some kind of consolidation. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	72
Revolving Credit Balance:	$24,594.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.25.2009 I am considering $500 investment in your loan. Questions I have are: 1. Position and very briefest job description Georgetown Univeristy are? 2. $8,333 income is: 1 (yourself) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Thanks for your consideration - my answers are below. 1. I am a senior administrator who manages a department within the university. 2. Income is just myself. 3. Rent is $1165 per month 4. Credit card/loan payments are approximately $2000 per month. All debts are completely current.

Member Payment Dependent Notes Series 445877

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445877	$8,000	$8,000	16.00%	1.00%	October 7, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445877. Member loan 445877 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,000 / month
Current employer:	FedEx Corporation	Debt-to-income ratio:	6.78%
Length of employment:	8 years 10 months	Location:	Pleasanton, CA

Home town:	Monterey
Current & past employers:	FedEx Corporation
Education:	Las Positas College

This borrower member posted the following loan description, which has not been verified:

Hello. I am looking for a personal loan anywhere from $8 to $10,000. I have been in a long term Career with great credit. I owe this amount and am looking to take a loan to pay off the amount where I owe it and pay back a lender. Thank you

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	6
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.26.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description FedEx Corp are? 2. $5,000 income is: 1 (yourself) or 2 wage-earners? 3. Mortgage or Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Thank you for the questions. 1) I work in HR for FedEx. 2) The income is my own income. I am married and my husbands income covers the morgage which is $2,000 a month. My income covers my car payment $300 a month and my own gas/living expenses. I do not have any credit card debt of any kind. I have one outstanding loan of 8,000 to a family member which is why I am looking for a loan of 8,000 to pay them off and pay a lender monthly. (As the family member is unable to accept monthly payments) Thank you for your consideration. Lesley Arrowsmith
Can you explain your last delinquency?	Honestly I have no idea what that is about. I have always paid my bills on time. Apparently I may of missed something, but whatever it was got paid as I am not behind in any of the bills I have ever had. I have not had credit cards in a couple years, so my only thought is that it was a shipping charge that was sent to a wrong address that I got about a month past it's due date. When it was given to me, I paid it right away. Other then that...there should be no reason I have a single late charge.

Member Payment Dependent Notes Series 445890

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445890	$25,000	$25,000	12.87%	1.00%	October 8, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445890. Member loan 445890 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	McSAllen ISD	Debt-to-income ratio:	13.18%
Length of employment:	10+ years 1 month	Location:	McAllen, TX

Home town:	Brush
Current & past employers:	McSAllen ISD
Education:	The University of Texas-Pan American

This borrower member posted the following loan description, which has not been verified:

We are both teachers and very responsible people. We are looking to consolidate at a lower interest rate than what we have right now. We would greatly appreciate it if you would take us into consideration.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,262.00	Public Records On File:	0
Revolving Line Utilization:	42.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are asking for the max of $25,000, but only list $7,262 as revolving credit. Where is the difference going	This loan does not ask for a co-applicant, but in reality my husband and I will both be responsible for it. The reason why only 7,262 appears as revolving credit is because that's the only credit card that is under my name only. But we have other joint loan accounts that we want to pay off where he appears as the primary lender. But I'm also on the accounts. These accounts are a car loan and a personal loan with NAFT Credit Union and a Juniper credit card that's under my husband's name. For these four accounts we pay $900 at a high interest rate which will take us many years to pay off. If we get a fixed loan from your company at a lower interest rate, we will finish paying in 3 years. We have been married for 23 years and we will be using both our incomes to pay back your loan.
Is income stated or one or two people?	It is for one person. When we first apply there was no space for a co-borrorer, but if we get a loan we would be using both our incomes to pay it off. Yesterday we submitted additional information to the Lending Club, which included check stubs for both myself (Desidora) and my husband. Thank you.

Member Payment Dependent Notes Series 445902

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445902	$1,800	$1,800	12.53%	1.00%	October 7, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445902. Member loan 445902 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	n/a	Debt-to-income ratio:	15.21%
Length of employment:	n/a	Location:	Walnut Creek, CA

Home town:
Current & past employers:
Education:	Boston College

This borrower member posted the following loan description, which has not been verified:

Hi Everyone, I have always had an excellent credit score and history, however, an opportunity to move and get started in a new state unfortunately left me with more credit card debt than I had planned for. I am back on track, with a full-time job in education and just need that little help to get out of the dark and continue with my life. Thanks for your support.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	32
Revolving Credit Balance:	$4,293.00	Public Records On File:	0
Revolving Line Utilization:	66.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 445914

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445914	$6,500	$6,500	11.14%	1.00%	October 8, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445914. Member loan 445914 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,708 / month
Current employer:	n/a	Debt-to-income ratio:	3.43%
Length of employment:	n/a	Location:	Sacramento, CA

Home town:
Current & past employers:	Legislative Representative, Government Affairs
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

I previously had a credit card at a lower rate, but with the economic crisis the rate was increased to nearly 20%. The expenses on my card were incurred to pursue my masters degree and the associated costs of my program as well as necessary home improvements that were done when I recently purchased my home. I am a full time working professional and full time student in a graduate program. I am a responsible borrower who makes all payments on time and am not looking to take out additional spending money. Rather, the loan I am requesting will enable me to pay off the high interest card and utilize a financing system that offers more reasonable rates. I very much appreciate your consideration of my loan.

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,846.00	Public Records On File:	0
Revolving Line Utilization:	59.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Who do you work for, what do you do, what are your monthly expenses, what do you have in savings, please contact LC to verify your income.	I work in Government Affairsd in California as a Legislative Representative. My monthly expenses include my mortgage and other associated costs of living. My income has/is being verified by lending club. Thanks for your question. I appreciate your assistance.
Please list your monthly expenditures. Also, what is the current monthly minimum that you pay on the card you will pay off? Thank you	Please see above. Let me know if you have any additional questions. Thanks
You list no current employer or length of time there. Could you please indicate this? Also, are you the sole wage earner in your home? Thank you	I work as a Legislative Representative in California. I have been with the company for over 2 years. Thanks for your assistance.

Member Payment Dependent Notes Series 445927

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445927	$2,800	$2,800	7.40%	1.00%	October 8, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445927. Member loan 445927 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,158 / month
Current employer:	Gallaudet University	Debt-to-income ratio:	7.96%
Length of employment:	8 years 9 months	Location:	SILVER SPRING, MD

Home town:	Whiteville
Current & past employers:	Gallaudet University
Education:	Gallaudet University, National Technical Institute for the Deaf

This borrower member posted the following loan description, which has not been verified:

This loan is to finance my study tour to India from 12/31/2009 to 01/14/2010 as part of my graduate studies at Gallaudet University.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1970	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$562.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you doing your graduate studies part time? Your loan would be alot more appealing if you verified your income. Call lending club to find out how.	Yes, I'm doing my graduate studies part time while I'm working full time at the university. I'll be wrapping up and graduating from the program in May, 2010.

Member Payment Dependent Notes Series 445933

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445933	$9,000	$9,000	16.70%	1.00%	October 7, 2009	October 8, 2012	October 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445933. Member loan 445933 was requested on September 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Omni Windows Madison	Debt-to-income ratio:	6.83%
Length of employment:	10+ years 8 months	Location:	Fremont, CA

Home town:	Zamora, Michoacan
Current & past employers:	Omni Windows Madison
Education:	college

This borrower member posted the following loan description, which has not been verified:

I would like to get the loan because im making a lot of payments every month and i dont want miss any payment due. I have 14 accounts and I cant save money for my university's kids. I never made any late payments, I always pay my bills on time, but i would like to have only one payment and no 14. I hope after you check my credit report you considere my application. I will be happy to have a good news from you.... Thanks...

A credit bureau reported the following information about this borrower member on September 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,419.00	Public Records On File:	0
Revolving Line Utilization:	65.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why do you have 15 open credit lines. What are they for?	Because I was thinking that the most credit cards I had, better credit score i will get....bad... now I know is not true...and every credit card was ofered to me I took it...For no experience on credit cards I used every one. Now I want to pay off everyone. If I receive the loan i will pay all the credit cards and save some money for my school's kids.
09.25.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job descriptionOmni Windows Madison are? 2. $4,583 income is: 1 (yourself) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1-.Im windows and doors installer. ( replacing windows and doors residentials). 2-.my self. 3-.$ 1,650.00 plus utilities( p&&,car and health insurance,celular, cable,gasoline, water, garbage. $ 1,200.00 plus food adn clothes. 5-. $600.00 in credir cards.... Thanks for your attention
Are youan AMERICAN citizen? IFyou are an AMERICAN citizen do you have DUAL CITIZENSHIP WITH MEXICO ? IFthe going gets tough,what assurance do lender have tat you will remain in the U.S of A and continue paying off the loan ? PLEASE do not say that you will stay because your child or children go to school in this country.? Give me anothrer couple of reasons ?	No Im not an American Citizen. The same way that im paying my credit cards every month for the past few years I will pay you. Just now instead of making 15 credit cards payment I want to make just one. And I dont have any reason to leave from this country for not paid any loan. Thanks.....
I am quite impressed with your last answer. I have invested once with you, and I'm about to add more funds. Good luck! (and additionally, I think that staying put for your children would have been a fine answer)	Thanks yeans...May be you know how important are the children for the parents and just Im looking for help to my financial situation and then I could save money for their future...This loan will help me a lot.....On behalf of my family thank you and all your help lenders
Would you please verify your income by calling Lending Club? And by the way, I thought your last answer was very helpful (and staying put for your child's sake would have been a fine answer as well) Good luck!	Sure Im available to verify my income...I shall ask to Lending Club the next step to do it.....Thanks again and God bless you
Good luck, Jose. Each of us deserves a break regardless of where we were born. Thanks for not lowering yourself to 'retired's' level. I've invested in your request, you are to be applauded for working hard to make things better for your family.	Rosanne.....Thank you for trusting me, I guarantee to all lenders that do not disappoint.

Member Payment Dependent Notes Series 445934

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445934	$15,000	$15,000	16.00%	1.00%	October 9, 2009	October 10, 2012	October 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445934. Member loan 445934 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	umass memorial medical center	Debt-to-income ratio:	12.04%
Length of employment:	4 years	Location:	WORCESTER, MA

Home town:	worcester
Current & past employers:	umass memorial medical center, the sole proprietor restaurant
Education:	Becker College

This borrower member posted the following loan description, which has not been verified:

i am a rn at umass medical center in worcester. I have being working at umass for 4 yrs. it is a stable job that pays well, but i have not being able to pay off all my credit cards due to very high interst rates. i am up to date and i have not have a late payment within the last couple of years. i will usthis loan to pay off all credit cards so i would only have one monthly payment and also with a muchlower intert rate. thanks! 544945 added on 10/06/09 > i am currently working as many overtime i cann to be able topay all bills on time . my monthly payments on credicards is aroun $900.00 all combined. with this loan the payment will be over $300.00 less monthly. thanks for the help of all investors. sincerely, catia mahoney

A credit bureau reported the following information about this borrower member on September 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	51
Revolving Credit Balance:	$17,814.00	Public Records On File:	0
Revolving Line Utilization:	59.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.27.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description U Mass Medical Ctr are? 2. $7,917 income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	i am a registered nurse at a cardiac unit. caring for patients with open heart surgery, infarction, aneurysm repair. it is my income only. 1,966 is my mortgage payment. 384 is my car payment
Any other household income/debt (e.g. from spouse)? You have 4 credit inquiries in the last 6 months. Did any of these lead to new credit? If so, how much new secure/unsecured credit? Does your family also own a restaurant? If so, has the restaurant made a profit the last two years? Is it on track to make a profit in the 2009 tax year?	there is no other income. i'm divorcing at this time. the credit enquires was for refinancing done in agust 2009. no my family does not own a restaurant. my uncle owns a pizza place and car dealership

Member Payment Dependent Notes Series 445989

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445989	$6,000	$6,000	13.22%	1.00%	October 7, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445989. Member loan 445989 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	Melrose-Sovereign Companies	Debt-to-income ratio:	17.96%
Length of employment:	4 years 1 month	Location:	Sanford, FL

Home town:	Frankfort
Current & past employers:	Melrose-Sovereign Companies
Education:	University of Central Florida, Seminole Community College

This borrower member posted the following loan description, which has not been verified:

There is a condo that is now bank owned and selling for a song in Florida. The unit is in just the neighborhood I was looking at, and the mortgage that I've been considering amounts to slightly less than my rent (including PMI). The only issue is the down payment. I did have sufficient savings, but a family member had a sudden accident and I have been taking care of them. They will be repaying me over time, but I am inclined to ask for a loan from LendingClub so I don't miss this opportunity. I haven't missed a payment on anything for the last several years, and have paid off my credit cards.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$766.00	Public Records On File:	0
Revolving Line Utilization:	51.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 446022

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446022	$20,000	$20,000	17.04%	1.00%	October 8, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446022. Member loan 446022 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$32,083 / month
Current employer:	Hewitt Associates	Debt-to-income ratio:	6.18%
Length of employment:	3 years 3 months	Location:	lake bluff, IL

Home town:	Lorain
Current & past employers:	Hewitt Associates, Black & Decker Corp., The Boeing Company, Deloitte & Touche
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

Short term loan to address medical expenses. Repayment on 12/15/2009 from bonus and proceeds from restricted stock sales.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	45
Revolving Credit Balance:	$162,716.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.26.2009 I am considering $500 investment in your short-term loan. Questions I have are: 1. Position and very briefest job description Hewitt Associates are? 2. $32,083 income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	One wage earner, global responsibilities for internal audit, mtg payment $4,000 per month, credit card payment $1,000.

Member Payment Dependent Notes Series 446043

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446043	$8,400	$8,400	15.31%	1.00%	October 13, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446043. Member loan 446043 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Milwaukee Public Schools	Debt-to-income ratio:	13.44%
Length of employment:	10+ years	Location:	Milwaukee, WI

Home town:	Milwaukee
Current & past employers:	Milwaukee Public Schools, Willowglen Academy
Education:	UW Milwaukee, Marquatte University

This borrower member posted the following loan description, which has not been verified:

Looking for a personal loan of 6 to 8k to cover expenses.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	37
Revolving Credit Balance:	$6,837.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.29.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Milwaukee ublic Schools are? 2. $6,250 income is: 1 (yourself) or 2 wage-earners? 3. Home ownerships shows N/A. Yout mortgage or rent payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Thank You for your interest in funding. I am a 6th through 8th grade school counselor in the Milwaukee public school system. Single wage earner. Paying mortgage 1,462.00, car payment is 493.00. Hope this helps. Thanks.
I would like to help fund your loan, but have a few questions. Can you explain why you entered n/a for Home Ownership? Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $6,837.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, could you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Thank You for your interest in funding. The n/a is a oversight. I own and pay a mortgage of 1,462.00 and a 2nd of 152.00 (student loan). Car loan GMAC 493.00. I will pay down revolving debt to 10% of available credit. Spend some on my family and the rest 2k to 3k in savings. I due have a 5yr CD and a retirement plan I would pay a substantial fee to use these. My monthly expenses are 3,700 to 4k. I received the email today requesting contact info and pay stub. I will fax all tomorrow as I will get paid on Friday. If you have any more questions feel free to ask. Thanks again for your interest. Sonja
Hello Sonja; I am interested in helping to fund your loan. Could you please explain the reason for the 7 credit inquiries during the past few months. Thank you.	Hello Factoria, thank you for your interest. I think the easiest way to explain the inquires is like a domino effect. Early summer I normally recieve a summer loan from my credit union. Working in the school system I take my vacations and do most of my family activities during this time. This year I was denied based on an ambulance bill from 5 years ago that my insurance refused to pay I never knew of it until this year. I applied for credit at two more banks since and have been getting the same feedback. I have since paid the 400.00 dollar bill on my own. I honestly can't explain the other inquires. I never problems in the past. I do have stable employment though. Hope this helps. Thank you. Sonja

Member Payment Dependent Notes Series 446051

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446051	$20,000	$20,000	13.57%	1.00%	October 9, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446051. Member loan 446051 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Hank Aaron Drive Audio Studios	Debt-to-income ratio:	21.22%
Length of employment:	4 years 9 months	Location:	Atlanta, GA

Home town:	Atlanta
Current & past employers:	Hank Aaron Drive Audio Studios, King & Spalding LLP, Neiman Marcus
Education:	Georgia Southern University

This borrower member posted the following loan description, which has not been verified:

I am currently living in an Apartment at Atlantic Station in Atlanta, GA and I intend to build a house in the City of Atlanta which will be my primary residence as soon as it is completed. I am employed as a director at a major studio here in atlanta; my salary is $60000 annually and I already own the property where I am building my house; I also have already paid off my 2006 model year vehicle (I bought a pre-bailot Dodge Magnum, officially the coolest station wagon ever). There is no mortgage on my land. My major monthly debts are my student loans (Grad School) and my rent. Atlantic Station is not cheap! I have a good bit of money saved up and now is a great time to build, materials are cheap and the labor rates are rock bottom. I have been a part of the process of building in the city of Atlanta before and I am aware of how tedious it can be. I have my completed site plans and architectural plans already submitted to the city and I was granted a building permit last week. All of my contractors and subs are bonded, licensed and insured. More importantly, I have worked with the electrical company, the plumbing provider, and the HVAC installer before as well as the general contractor. Word of advice when building if a contractor does not have references you can check keep looking! All contractors have already submitted their written bids. I am $20,000 short for my budget to be complete. I have an excellent credit history of nearly 17 years without ever being late on any payment ever. I thank you for taking the time to read this post and considering my request for funding. Borrower in Atlanta, GA. (Go Dawgs!)

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,483.00	Public Records On File:	0
Revolving Line Utilization:	70.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I read your whole description but I was confused by one part toward the end here which says: "(Go Dawgs!)" What do you mean by this exactly?	University of Georgia Football Reference, I am a fan.

Member Payment Dependent Notes Series 446058

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446058	$15,000	$15,000	15.31%	1.00%	October 9, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446058. Member loan 446058 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,917 / month
Current employer:	Balance Health and Wellness	Debt-to-income ratio:	5.39%
Length of employment:	3 years 1 month	Location:	CHICAGO, IL

Home town:	Chicago
Current & past employers:	Balance Health and Wellness, Wellness Revolution
Education:	Millikin University, Argosy University-Chicago Campus

This borrower member posted the following loan description, which has not been verified:

Consolidation of two credit cards.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	57
Revolving Credit Balance:	$16,034.00	Public Records On File:	0
Revolving Line Utilization:	72.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.26.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Balance Health & Wellness are? 2. $6,917 income is: 1 (yourself) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	I am the manager of the office and have been managing for three years with this company. This is with my fiance salary included. $1400.00 Rent payment. No car Payment. Credit card payments are around $500 per month. Thank you for your attention. Meghan
I would be happy to help fund your loan if you could verify your income. I believe that if you contact Lending Club directly (866-754-4094), they can give you instructions on faxing pay stubs that will enable verification of your income. Once your income is verified, a little asterisk will appear next to your stated 'Gross Income' - signifying to all investors that Lending Club has verified the accuracy of the income. Thanks and good luck! Aaron	Hello! I have actually already done this. I personally make $46,000 per year plus a monthly bonus depending on the companies income (Thank goodness this has been solid, even though we are in a recession). My fiance's salary is $36,000 (though Lending Club does not take this additional income into account). I submitted my paystubs, tax info, and verification of employment information last week by fax. My credit, has been confirmed and at that time they verified my income. Hopefully it will all go through soon. Thank you for the tip and thank you for your interest. Sincerely, Meghan M. Miller
Please explain the delinquency 57 months ago? do you plan to hold this loan for 3yrs or pay off early?	When I was in college I bounced a check for $18.00 or so. My paycheck had not cleared and I was unaware that it happened until it was too late. That has not happened since.

Member Payment Dependent Notes Series 446075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446075	$10,000	$10,000	12.18%	1.00%	October 7, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446075. Member loan 446075 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	s and b tomatoes corp	Debt-to-income ratio:	23.01%
Length of employment:	8 years	Location:	BERGENFIELD, NJ

Home town:	Hackensack
Current & past employers:	s and b tomatoes corp
Education:	umass

This borrower member posted the following loan description, which has not been verified:

i would like to consolidate my debt

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	48
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	5.34%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WHAT DOES YOUR DEBT CONSIST OF?	Type your answer here.amex and 3 car payments

Member Payment Dependent Notes Series 446167

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446167	$12,500	$12,500	14.26%	1.00%	October 9, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446167. Member loan 446167 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,750 / month
Current employer:	Bank of America Corp.	Debt-to-income ratio:	8.11%
Length of employment:	4 years	Location:	S St Paul, MN

Home town:	New York
Current & past employers:	Bank of America Corp.
Education:	Valdosta State University

This borrower member posted the following loan description, which has not been verified:

I am taking out this loan to consolidate revolving debt for me and my son. I want to reduce my interest rate. My son is expanding his business and needs to reduce his revolving usage to qualify for an SBA loan. Our combined income is $130k per year. I have an excellent payment history, as does he!

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	71
Revolving Credit Balance:	$16,941.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the amounts and rates on your revolving credit?	$5000 of this loan wil be used to pay down my high interest cards as follows: Sears (appliances) $2500 21% First National Bank $1500 18% Discover $1000 18% The other $7500 is to reduce my son's interest rates and revolving usage so he can qualify for the SBA loan. CapitalOne $3500 29% Wells Fargo $2500 24% Chase $1500 20% I have some other revolving credit accounts with low interest rates (6-8%) which are not included in this consolidation loan. These make up the remainder of my revolving debt.
You claim to have $130K a year but LendingClub has verified only 33K. Can you verify all your income with LendingClub. Thank you!	$33k is my personal income. My son's income last year was $96k.
what are your expenses, what is your job title, do you have any savings	My monthly take-home pay after taxes is $2000. Major monthly expenses are an $800 mortgage payment and $400 revolving credit payments. The remaining $1000 is used for other living expenses or put into savings. I own my car and do not have a car payment. My job title is Mortgage Loan Coordinator. My son's monthly take-home after taxes is $5250. He has a monthly rent payment of $2800 and revolving credit payments of $250. He has been living at the same address in New York city for 3 years and does not have a car or car payment. Any remaining income that he does not need for living expenses he reinvests in the busness.
Why don't you have separate loans? (Your son could apply for his own LC loan?)	He does not qualify on his own because of his high revolving credit balances. Revolving usage comprises 30% of a person's credit score. We are consolidating our debt so we can reduce our interest rates and revolving usage.
Thank you for your prompt reply. One last question before I fund this loan - if for some reason your son contributes nothing to pay this loan, will you pay it all yourself?	I don't anticipate that being the case, but as the primary borrower I realize that I am fully responsible individually for repayment of the loan.

Member Payment Dependent Notes Series 446189

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446189	$10,000	$10,000	18.43%	1.00%	October 7, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446189. Member loan 446189 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Retired	Debt-to-income ratio:	9.24%
Length of employment:	7 years 2 months	Location:	Kennett, MO

Home town:	Kennett
Current & past employers:	Retired
Education:	Water and Wastewater School, Crowder College

This borrower member posted the following loan description, which has not been verified:

We are building a new website and have invested around 12000.00, To finish we need 10000.00 more. We have been in business 12 years and have done about 150000.00 per year with 36% margin. We have fell out of the web thus the new build on the website. I am retired and draw 5500.00 per month. The business is making about 2500.00 per month now. We have had a website for 10 years.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1983	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,538.00	Public Records On File:	1
Revolving Line Utilization:	64.40%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.26.2009 I am considering $250 investment in your $10,000 loan. Questions I have are: 1. Source(s) of retirement incme are? 2. $5,000 retirement income is: 1 person or 2 persons? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. Hartford 3500.00 and SSI 2000.00 2. 1 person 3. 1250.00 4. 0 5. 130.00
Hi, I am interested in investing in your loan. Can you please explain what the public record is about? Thanks	bk in 2002 because of health and related expenses
When you say you "fell out of the web" should we take that to mean that you are not getting enough traffic to your site?	yes. Thhe new build is written around current Google requirements throughout.
So the new site is built already? Are you depending on organic SEO or PPC?	well we are finishing. We will use both PPC and SEO and Twiiter, Facebook and others. new world out there
Is it possible we can see the website?	current website is chocolateimpressions.com
When I visited the website, it states on the About Us page, that "Dianna Branum" is the owner. Can you please explain? As well, can you please verify your income with lending club. You can do so by submitting your W-2's or pay stubs by fax. If you need assistance, please contact member support- Phone: 1-866-754-4094 or e-mail: Support@lendingclub.com	Dianna is my wife. This is a woman's line of business. As far as the proof, Leanding club did not require me to but approved my loan.
Is your public record on file a bankruptcy?	yes. Iy occurred in early 2002 and was due to health costs.
Love your site and your products. Just put in $50 in your loan. Good luck!	Thank You.

Member Payment Dependent Notes Series 446211

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446211	$13,750	$13,750	15.31%	1.00%	October 9, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446211. Member loan 446211 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,253 / month
Current employer:	bayside asset recovery	Debt-to-income ratio:	15.53%
Length of employment:	1 year 3 months	Location:	SOUTH WALES, NY

Home town:	Buffalo
Current & past employers:	bayside asset recovery
Education:	Medaille College

This borrower member posted the following loan description, which has not been verified:

teaming up with 2 other partners each putting 15k into one account totaling a grand total of 45k. start up costs will be close to 30k. includes everything (computers, software, furniture, portfolio). Have 15k left over as a back up plan in order to ensure their is more than enough money to buy another portfolio of debt. Live in Buffalo, NY which is the collector capitol of the U.S. This will lead to easy expansion after about 4 months due to the quality and quantity of employees in this area. I also feel that our chances to succeed increase substantially because 2 of the 3 partners have college educations (i am one of them) and we also will have a consultant that will be holding our hands so to speak for the first two years. The consultant is an owner of a successful collection agency and will be able to give us tons of invaluable advice.

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48.00	Public Records On File:	0
Revolving Line Utilization:	1.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Debt to Income is almost 16% can you explain what all this debt is?	I am going to be very upfront with you. 1) I have a credit card right now with a limit of 1,200 dollars on it. It currently has a balance of 10 dollars. I use it mainly every month just for gas. I originally got it to establish credit for a car loan. I have paid on that for more than 2 years now without being late. 2) I also have a car loan that i have paid on now for 17 months (no late payments or deferments). It currently has about 8,200 dollars left on it. I am paying 233 a month at an interest rate of 10.89%. I got burned on that one !!!!!! 3) Most of the debt comes from my student loans. The total amount is between twenty and twenty five thousand in school loans. thats where all the debt lies. 90% percent of that is through stafford loans funded by the government. I am still in school and not currently paying on any of that debt. 4) The only other thing on my credit report is a macy's revolving store card. It just so happens that i am young, dont have enough credit history or so the banks say, and trying to get a personal/business loan at one of the worste times in american history. I am the type of person that if i owe a person a debt you dont have to track me down like Dog the bounty hunter. I come to them and make sure they are paid right away because in the long run it is the right thing to do and people know they can always be at peace of mind if they every let me borrow again. I pay my bills religiously and i promise if you invest in me you wont be sorry. I also have roughly 3k in the bank and a snowmobile worth roughly 3k and a truck worth 2k. These are assets that i could easily liquidate in case of an emergency. I will also be very motivated to pay you back since you the investors are the only ones that will give me a chance to pursue my american dream. i hope this clears things up. Thanks mike

Member Payment Dependent Notes Series 446223

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446223	$11,000	$11,000	14.26%	1.00%	October 9, 2009	October 9, 2012	October 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446223. Member loan 446223 was requested on September 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,333 / month
Current employer:	The Leona Group, LLC	Debt-to-income ratio:	16.30%
Length of employment:	9 years 2 months	Location:	Ann Arbor, MI

Home town:	Mooreston
Current & past employers:	The Leona Group, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

I am a single mother of 2 children who are now both in college. I am the sole person paying for all of their tuition, books and any other necessities. I have had little to no monetary help from their father ever since our divorce. I have done my very best to help them progress in life with my salary, but, with very little to no money from their father, I have had to borrow money to do so. My oldest daughter is in her senior year of college now and I have been able to pay tuition when I could and get loans. I so much do not want to see her drop out of college because I cannot pay in her last year. I can afford monthly payments and will be so EXTREMELY grateful if I am able to acquire a loan to pay for the beginning of her senior year to keep her in college so she can graduate in May. I sincerely thank you so much for the opportunity to express myself to you. 545507 added on 10/06/09 > Thank you to everyone for so very generously helping me with my loan. It touches my heart and truly makes me weep... I so truly desire and wish that one day I will be able to do for others as all of you are doing for me. I am very family oriented and believe that taking care of my children's needs are first. I have had to borrow a lot due to circumstances between my ex-husband and me. I do make sure that I pay my bills on time, even though right now, unlike before when I was able, I have to pay only above the minimum. I have always been the sole provider of my children, ever since I was married to my children's father. I am Mommy, I will do my best to always take care of my children. My parents instilled this in me and I want to do the same for my daughters. 545507 added on 10/08/09 > My deepest, heartfelt thank you to everyone for so generously helping me. Thank you!

A credit bureau reported the following information about this borrower member on September 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1973	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$62,587.00	Public Records On File:	0
Revolving Line Utilization:	77.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have 2 questions. 1) You have over $60,000 in current balance. Can you please, break them down in individual loans and the respective interest rates. Thank you! 2) In addition, which college is your daughter enrolled in?	My daughter is enrolled at the University of Wisconsin, Madison.
I understand your wish to help pay for your childrens' education, but why go with a private 14%+ loan? What about Stafford loans and PLUS loans? Those loans have much lower interest rates and can be deferred while your children are in college. If you could explain your situation in a bit more detail, I am sure I would be happy to fund your loan. Thanks.	Type your answer here. I have applied for the Stafford loans and since my income is high I was unable to receive a substantial amount from these. My daughter attends University of Wisconsin, Madison and they do not participate in the Parent Plus loan.
I will help with your loan, go Badgers! (from a cheese head in Madison)	Thank you so very much! My daughter, a true badger will be grateful!

Member Payment Dependent Notes Series 446257

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446257	$18,000	$18,000	14.96%	1.00%	October 9, 2009	October 10, 2012	October 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446257. Member loan 446257 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	APEX	Debt-to-income ratio:	20.45%
Length of employment:	1 year	Location:	Cibolo, TX

Home town:	Clayton
Current & past employers:	APEX, IBM
Education:	Belhaven College

This borrower member posted the following loan description, which has not been verified:

To pay off high interest rate credit cards. I finished raising my children, and now would like to get out of debt once and for all. 545609 added on 10/06/09 > I'm wanting to consilidate my cards, and close them out as I pay them off. I intend on paying this loan off with my tax return and bonus in Febuary, in addition to paying extra every month. I'm following the Dave Ramsy program for getting out of debt. Thank you so much for all who have helped me! 545609 added on 10/06/09 > Also, I would like to add, all 4 of my kids went to college, and because I always worked so hard to be independant, I was never able to get tax breaks, or student loans for my children, now that my kids are finished college, all my extra income is going to paying off my debts. I live very modestly, just wanting to first pay off my debts, then plan on my retirement. I was a single mother of 4, with no help, and all 4 graduated college. Thank you. 545609 added on 10/07/09 > Update: I just closed out 6 zero balance credit cards, and with this loan, I will be able to close out 7 more. 545609 added on 10/08/09 > update : Just closed another account

A credit bureau reported the following information about this borrower member on September 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	59	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,410.00	Public Records On File:	0
Revolving Line Utilization:	41.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the balance, interest rate, and minimum monthly payments for the cards you plan to pay off with this loan. Also, you have 24 open accounts. Do you plan to close any of these? Are they mostly credit cards? Could you please itemize your monthly bills so we can understand your financial position better? What are your responsibilities at APEX? Thank you	Type your answer here.Sure, yes, I plan on closing many. I have many paid off, and the only reason I didn't close yet, I didn't want to mess up my fico score. With this loan, I plan on closing 10. Some of the open ones listed are not open, but paid off. Here is what I currently owe, interest, : BankAmerica(3 are 0 b alance,, only 1 balance) 6132 - will pay off 26 percent Also from Banks Consilidating Also, will close all 3 Chase - I never meant to get all these, the banks kept consilidating. Chase 3 Providian 2700 - will pay off 21 percent Chase Disney 4700 - will pay off 28 percent Chase Chase 5200 - will pay off 26 percent Discover 1000 0 percent American Express: 3700 12 percent IBM - credit union 4600 8 percent Hilton Honors 5100 0 percent Lowes - 900 0 percent will pay off in 6 months HomeDepot - 800 - 0 percent will pay off in 12 months My oldest child has autism, and until he reached 18 and I was able to get him on medicaid, I had to charge many doctor bills. He is grown and on his own, and I put 3 other chldren through college, I did the best I could. Now, I just want to get out of debt, and plan for my retirement. Thank you so much

Member Payment Dependent Notes Series 446264

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446264	$18,000	$18,000	13.57%	1.00%	October 13, 2009	October 10, 2012	October 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446264. Member loan 446264 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	General Motors	Debt-to-income ratio:	6.27%
Length of employment:	10+ years 6 months	Location:	Swartz Creek, MI

Home town:	Flint
Current & past employers:	General Motors, Creative Foam
Education:	Mott Community College

This borrower member posted the following loan description, which has not been verified:

Hello, this is my first attempt at this. I am so excited, this is a great idea, and soon I will be at the other end of this idea.. lending instead of borrowing. I have a daughter in college, so instead of her accruing debt, I am. But it's alright with me, she has a goal of becoming a parole officer, and I am willing to help her get there. She is in her 3rd year of college at CMU. So what I need is a place to put my credit card debt from the last two years that I had three car payments and had to keep moving debt to 0% cards. I will be down to only one car pmt and will be putting the 600.00 pmt plus the 200.00 credit card pmt I have been making towards this loan every month. If I transfer the money to another 0%, I will have pay 1000.00 anyway for the movement. So I may as well get a fixed rate and pay the interest monthly to someone I would probably like better anyway! I always pay my bills, never late, I work every day 6-7 days a week 12 or more hours per day. I am a consciencious person, who you can trust. I am 46 years old, my kids are both living on their own, one in his own home with his own fledgling business, {he also works all possible hours}. I am married to a man who works in the same place I do, same amount of hours. We just need a temporary loan to get this particular debt knocked out. I could get about 7500.00 out of my psp, but then that is just another payment out there, and I just want one payment of 800.00. I could actually handle a 1000.00 payment if that suits someone better, that would be just fine. Probably better in the long run. My fingers are crossed, I have until December to move this debt. My daughter's next semester tuition is in a CD, so that is not a factor. Also, I am receiving an award of 7000.00 from a suggestion I made and should receive that sometime in October. That has been allocated for this debt also. Thanks for thinking of me. Julie ps, my credit score in around 670

A credit bureau reported the following information about this borrower member on September 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	63	Months Since Last Delinquency:	14
Revolving Credit Balance:	$22,910.00	Public Records On File:	0
Revolving Line Utilization:	53.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please clarify the deliquency a little over a year ago. Thanks	Yesssss. A stupid mistake. I always record my debits in my checkbook when doing my bill payments. I then go to my computer and pay online payments. Thinking I had done this, I found out from Chase that I had a late pmt. charge. I got them to rescind the late fee and take out the large payment I thought I had made in the first place. Hope that helps. I haven't made that mistake twice!
what do you do and how safe is your job at GM? Can you list your monthly expenses and what do you have in savings/retirement?	Our jobs at General Motors are at the whim of carbuyers in America. So I can't answer that in a purely positive way. We just continue to build high quality motors to a precision spec., and hope America will respond to that. I am currently in the block machining department where we operate CNC equipment. House: 1010. Auto: 380. Home Equity: 245. Utilities: 700. College Apt: 360. Savings/Retirement: 23000.
Thank you for this information.....it's what I needed to fund your loan. You sound like a good man and I know you will do your best to make sure that we get paid back. Best of luck to you and we all could all buy more American!	Thanks a lot, in case it matters, I am female! You do not have to worry about being paid back at all. I am not going to like paying 13% interest, so I will be doing many extra payments. Thanks again, ps. love the user name!

Member Payment Dependent Notes Series 446277

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446277	$15,200	$15,200	16.35%	1.00%	October 9, 2009	October 10, 2012	October 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446277. Member loan 446277 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	TPE Inc.	Debt-to-income ratio:	18.57%
Length of employment:	10+ years	Location:	Conyers, GA

Home town:	Fulton
Current & past employers:	TPE Inc., Main Street Bank
Education:	Dekalb Technical College

This borrower member posted the following loan description, which has not been verified:

I have a dream. A dream of owning and operating my own cafe in Florida. I have owned 3 businesses since the age of 21. Each did very well and prospered. I have sold two of those businesses over the years and I am now left with only the one that I have been running for the past 10 years with my husband. And although I hate to say it, we are now divorced and I will be selling my half of the company to him. And although and I will have more than enough funds to start my business once this transaction has taken place,I am eager to get started right away and I would like to try and go ahead and get a loan to make sure that I have enough money to start my dream in a comfortable way. I have a good bit of money in savings and I have excellent credit. I have never been late on any payments in the past. I know how important it is to pay your bills on time and to maintain good credit. I am not asking for a very large amount, just enough to go ahead and move to Florida and get started with my dream of owning my own cafe, serving teas, coffees, sweets and ice cream now, rather than wait till later in the year. I just know it will thrive, as I know the area that I would like to move to, very well. I???ve been going there all of my life. I???ve also been involved in a cafe, with my oldest daughter, for several years now, so I am familiar with what it will take to make it in this particular field. I am willing to work as hard as a human being can possibly work to get this loan and make it happen. Anyone who invests in me, will not be wasting there time or money, but in all actuality will be helping a lady start her new life. If you can help, please contact me. Thank you, Robin 517115 added on 10/06/09 > Well, the ball is rolling. I have found a new home in Florida, I'm all packed and I will be moving there on October 10th. Sure would be GREAT to have my loan approved and know that once I get there, I had the money to go ahead and start my dream! It would be great if I could be open in time for Halloween, Thanksgiving, Christmas and New Years. To anyone who may read this and decide to help me, I say to you, THANK YOU, THANK YOU, THANK YOU, SO VERY MUCH! It must feel GREAT knowing you are helping others!!!

A credit bureau reported the following information about this borrower member on September 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,389.00	Public Records On File:	0
Revolving Line Utilization:	69.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 446346

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446346	$20,000	$20,000	17.74%	1.00%	October 9, 2009	October 10, 2012	October 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446346. Member loan 446346 was requested on September 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	RI DEPARTMENT OF CORRECTIONS	Debt-to-income ratio:	8.89%
Length of employment:	10+ years	Location:	cranston, RI

Home town:	Providence
Current & past employers:	RI DEPARTMENT OF CORRECTIONS
Education:	Roger Williams University School of Law

This borrower member posted the following loan description, which has not been verified:

Seek to secure loan of 20K to consolidate debt. The effect of the debt consolidation will eliminate 3-4 outstanding consumer debts.

A credit bureau reported the following information about this borrower member on September 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	35	Months Since Last Delinquency:	4
Revolving Credit Balance:	$24,724.00	Public Records On File:	0
Revolving Line Utilization:	46.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.27.2009 I am considering $500 investment (maybe more) in your loan. Questions I have are: 1. Position and very briefest job description R I Department of Corrections are? 2. $16,667 income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. Position is Captain involved with the supervision and management of a correctional facility, staff of 80 correctional officers, , 7 executive staff and over 1000 offenders; 2. The estimate provided is somewhat conservative. There are 2 wage earners in the household; however the figure is representative of the borrowers income only. 3. Mortgage is $2600.00/ month; car payment is 599/month
Considering your monthly income, I am wondering why you need this loan. Is there a reason why you cannot or do not want to pay off the loan quickly in cash? Could you explain your 2 delinquencies in the past 2 years? Also, could you explain the 3 credit inquiries over the past 6 months? Thanks in advance for your responses.	I have attempted to consolidate the loans, hence the three credit inquiries. Because of the number of outstanding number of lines of credit, I have been denied. Moreover, when creditors review my income, they do not consider the overtime, which, contributes to my elevated income. Moreover, such an income has steadily increased from year to year. The stated income is my gross income, not net income. After taxes, I am left with approximately 1/2 of that figure. Uncle sam gets the rest. With a loan consolidation, I can organize my payments much easier, which is the reason for the two delinquicies and the fact they were overlooked.
Could you please contact lending club to verify your income? Thanks.	Thay asked me for my earning statements for the last 28 days. I get my most recent one tomorrow along with one from two weeks ago. I will fax that information tomorrow in order to process this request.

Member Payment Dependent Notes Series 446423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446423	$10,000	$10,000	11.83%	1.00%	October 9, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446423. Member loan 446423 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,773 / month
Current employer:	Colorado Satellite Broadcasting	Debt-to-income ratio:	9.56%
Length of employment:	1 year	Location:	DENVER, CO

Home town:	Austin
Current & past employers:	Colorado Satellite Broadcasting
Education:	Universtiy of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

Two years ago i was really close to paying my credit card debt in full. Then i lost my job. My debt began to creep up. Now after being gainfully employed for two years, I've decided to ask for help. I cannot do this on my own. It's not that I can't afford the 500 dollars a month paying off three credit cards, it's that it's hard for me. I would like to be able to actually put some money away for an "in case I loose my job again" fund. Having everything in one payment will be easier for me too, mostly in lowering my stress level each not wondering if i've paid everything for the given month by the given date. I hope you can help me out. Thank you for your time.

A credit bureau reported the following information about this borrower member on October 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,424.00	Public Records On File:	0
Revolving Line Utilization:	50.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $9,424.) Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Colorado Satellite Broadcasting? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Thank you. i would like to use this to pay off all of my credit card debt (or as much as i possibly can). I own my car outright and have no student loans. My credit cards are my only debt to speak of. I do have a savings account, but there isn't much fluid cash to speak of at the moment. I also have 401k with some savings. I am willing to verify my income with Lending Club. Colorado Satellite Broadcasting is a transactional television company dealing with cable and dish companies and pay-per-view. I am in the traffic department and media management. I hope this answers your questions! Thanks, Erin McElrath
I am interested in funding a portion of your loan. Please itemize your monthly expenses. Thanks.	500 for Credit Cards 1000 for Rent and other household expenses Thanks!

Member Payment Dependent Notes Series 446474

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446474	$5,000	$5,000	14.96%	1.00%	October 8, 2009	October 11, 2012	October 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446474. Member loan 446474 was requested on September 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	New York City Police Department	Debt-to-income ratio:	11.92%
Length of employment:	5 years 4 months	Location:	Warwick, NY

Home town:	Hackensack
Current & past employers:	New York City Police Department
Education:	Caldwell College

This borrower member posted the following loan description, which has not been verified:

I am currently trying to consolidate some credit card debt. My wife is currently staying at home to care for our first child and will be back to work soon. Until that time I wish to consolidate some of our monthly credit card bills into one lower payment per month.

A credit bureau reported the following information about this borrower member on September 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	12
Revolving Credit Balance:	$21,753.00	Public Records On File:	0
Revolving Line Utilization:	90.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.28.2009 I am considering $250 investment in your $5,000 loan. Questions I have are: 1. Position and very briefest job description New York City Police Department are? 2. $9,167 income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	I work for the New York City Police Derpartment. My job title is Police Officer That income is 1 wage earner (myself). Mortgage is 2021, car payment is $580(2 vehicles).
Please explain the delinquency a year ago? Thank you.	It was an error on my part. Prior to my wife handling the bills, I handled all of the family financial matters. When the transfer of responsibility was executed my wife was not informed of that payment, thus not immediately sending it out.

Member Payment Dependent Notes Series 446481

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446481	$10,200	$10,200	13.92%	1.00%	October 13, 2009	October 11, 2012	October 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446481. Member loan 446481 was requested on September 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Gap Inc.	Debt-to-income ratio:	19.75%
Length of employment:	9 years 11 months	Location:	Hempstead, NY

Home town:	FarRockaway
Current & past employers:	Gap Inc., Lechters
Education:	Queens Borough

This borrower member posted the following loan description, which has not been verified:

The pupose of my loan is to be able to buy a home in the future. The loan would be used to consolidate my monthly payments into 1. I have a steady job for the past 10 years with Gap Inc. and for the past 4 years have earned over $55,000. I have always made my monthly payments. Reducing my payments and with a better interest rate, I will be more able to save money and buy my home within the next 2years.

A credit bureau reported the following information about this borrower member on September 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	64
Revolving Credit Balance:	$7,201.00	Public Records On File:	0
Revolving Line Utilization:	92.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Can you contact Lending club to verify your income? How much are you currently paying down towards debt? What will your total monthly expenses be before and after the loan? What kind of debt are you using this loan to repay? Thanks, Roy	My income is $55,000. Right now I have 4 credit cards which I pay a total of $400.00 a month. With the loan I will save about $50.00. This personal loan will have a lower intrest rate and help me clear my debit.
Can you please talk about how the $7k of revolving debt was accrued? Thanks.	Started with marriage then baby then providing a comfortable living environment for my family. It was always one thing or another but now after years of experience, I want to improve my credit score and try to buy a home.
what is the reason for you last Delinquency?	To tell you the truth I dont remember, I just know now that I have to pay all my bills on time in order to improve my credit score.

Member Payment Dependent Notes Series 446805

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446805	$25,000	$25,000	11.83%	1.00%	October 13, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446805. Member loan 446805 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$20,833 / month
Current employer:	K-LO Construction, Inc.	Debt-to-income ratio:	15.70%
Length of employment:	1 year	Location:	Lothian, MD

Home town:	Edgewater
Current & past employers:	K-LO Construction, Inc., Georgia Pacific Corporation
Education:	University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

I have a well established credit history and consider myself an excellent credit risk. I would like a loan to consolidate my debt while waiting on my year end bonus.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$290,341.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of purchases laying on your outstanding credit are the bulk of the over $290,000 debt?	The bulk of the outstanding debt has been major home improvements and vehicles.
can you please contact LC to verify income?	What type of documentation do you need?
You state you are needing this loan to " consolidate my debt while waiting on my year end bonus" is it you intention to pay it at the end of the year instead of the 3 years loan term?	My intention is to pay the loan off prior to the three year term. I would probably pay half off this off at year end.
what do you do at your job?	My official title is Director of Estimating and Field Operations. What I actually do is run the business from soup to nuts. Estimate the job, sell the job, manage the project, collect the money.

Member Payment Dependent Notes Series 446810

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446810	$7,000	$7,000	13.57%	1.00%	October 13, 2009	October 13, 2012	October 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446810. Member loan 446810 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	Bush construction	Debt-to-income ratio:	16.32%
Length of employment:	10+ years	Location:	CARTHAGE, TX

Home town:
Current & past employers:	Bush construction
Education:

This borrower member posted the following loan description, which has not been verified:

Need personal loan to cover legal fees.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	17
Revolving Credit Balance:	$911.00	Public Records On File:	0
Revolving Line Utilization:	45.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.30.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Bush Construction are? 2. $3,333 income is: 1 (yourself) or 2 wage-earners? 3. Home Ownership says "OWN". Your Mortgage payment per month is? 4. Car payment(s) per month is? 5. Legal fees are you incuring? (Civil, criminal, divorce, real estate, immigration, etc.) Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Job position is heavy equipment operator. The income shown is just my wages. My home is paid for, no mortgage. 500$ car payment.

Member Payment Dependent Notes Series 446866

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446866	$12,500	$12,500	12.87%	1.00%	October 13, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446866. Member loan 446866 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Patient Care Associates	Debt-to-income ratio:	10.39%
Length of employment:	4 months	Location:	Langhorne, PA

Home town:	Gibbstown
Current & past employers:	Patient Care Associates, Applebees Restaurant, Mercy Health Fitzgerald Hopsital, Eckerd drug
Education:	Holy Family University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my credit card debt. I currently have $12, 500 in credit card debt. My monthly payments are $200, $150, and $10 dollars. Combined- I a pay $360.00 a month just in minimum payments. I would like to have one payment a month and a goal date to have this paid. I have had two loans before through Bank of America, both of which I paid off and was on time every month. I have never been 30 days late with ANY of my bills, I do have student loans but they are in deferment right now. I will be consolidating those loans as well after my deferment is up for one monthly payment. I would be paying off my two Bank of america Credit Cards and a Best Buy credit card.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,343.00	Public Records On File:	0
Revolving Line Utilization:	67.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Patient Care Associates? Are you currently a student or have you graduated? Looks like you have 21 open credit lines. Can you explain what they are and why so many? What are your other monthly obligations? Thank you	I am a radiologic technologist. I graduated in May from Holy Family University. I have student loans that are in deferment until Feb 2010. As for the open lines of credit, they are just credit cards Ive applied to over the years. I do not use any but the three I need a loan to pay off. Alot are Store charges like Macys Sears Home Depot ect... I just choose to keep them open, I was told closing out accounts hurts your credit score. Also if I have avail credit that I am not using it makes me look responsible being they are 0 balance. My other monthly obligations are just utilities where I live, which are about 300 a month.
I would like to help fund your loan, but have a few questions. Can you give a bit more details on the amounts you owe on your student loans? Could you give a rough estimate of your total monthly expenses? (I noticed that you entered Rent under Home Ownership; so could you further explain why you only listed the cost of utilities as an expense in your answer to your other monthly obligations in the prior question?) Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have about $60, 000 in student loans, that is the bulk of my debt. They are in deferment until feb 2010. I live with someone who takes care of the bills other than the utilities. I would not put myself in a bad situation borrowing 12, 500 dollars if I thought I could not repay the debt. I am crazy about being late on my bills! I want to keep good credit! I don't have an emergency fund, I was in school for 2 years and I did not work. I just started my job about 4 months ago. Borrowing this money to consolidate my credit cards will allow me to have a little extra money every month to start an emergency fund-to put money away.

Member Payment Dependent Notes Series 447032

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447032	$20,000	$20,000	14.26%	1.00%	October 13, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447032. Member loan 447032 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Morgan Stanley	Debt-to-income ratio:	8.02%
Length of employment:	2 years 3 months	Location:	s bound brook, NJ

Home town:	Houston
Current & past employers:	Morgan Stanley, Merrill Lynch
Education:	CUNY Bernard M Baruch College

This borrower member posted the following loan description, which has not been verified:

I have a 735 avg credit from all 3 bereaus. I have car note - currently bal of 9,500 from 17K , credit card - currently bal of 14,000 from 15k. I have NEVER missed a payment, however, I have other financial obligations. Such as a new business venture in Solar Energy sales, Home improvement. I make a net of almost 4500 a month. single, no kids, just focussed on my future. The objective of this loan is to consolidate my debt to one lender, and one due date a month.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,278.00	Public Records On File:	0
Revolving Line Utilization:	76.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) What are you monthly expenses? 2) What are the interest rates on your credit cards? 3) What are the minimum monthly payments on each card?	Currently, the car note is monthly 335, credit cards about 320 total monthly (2 cards) . Interest rate is 8.95% & 12.20%. This loan allows me to pay down some of the credit card balance and invest in my solar business.
If your interest rates are 8.95% and 12.20%, why consolidate into a 14%+ loan?	I thought about that. The reason I would take a loan at a higher interest rate is two fold. The banks aren't lending emotionally. I feel that damage on my credit is lighter with an unsecured loan than near max credit cards. Finally, this is the fastest way to get access to cash and start on the solar business. I anticipate a quick ROI, since I only purchase products to sell after a client pays into Escrow. I have a number of prospective clients already. Thanks for considering me.

Member Payment Dependent Notes Series 447035

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447035	$10,000	$10,000	15.31%	1.00%	October 13, 2009	October 12, 2012	October 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447035. Member loan 447035 was requested on September 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	QSG Inc.	Debt-to-income ratio:	14.83%
Length of employment:	2 years 6 months	Location:	BURNSVILLE, MN

Home town:
Current & past employers:	QSG Inc., The Sports Authority, Sprint Nextel Corp.
Education:	Metropolitan State University

This borrower member posted the following loan description, which has not been verified:

I will be using the money to consolidate credit cards and a student loan. I have recently graduated college and found a full time job. The payments will not be a problem. My credit score is fair due to high credit cards, however I have never missed a payment on anything. I am very reliable with payments, but am just looking to clear up credit cards. 547199 added on 10/05/09 > As far as employment history, I have been working for the same company since March of 2007. The company is a healthcare software company based out of Minnesota. 547199 added on 10/05/09 > Additionally, when my debt is consolidated, my only remaining monthly expenses will be my rent, cell phone, and car insurance. This totals about $600 per month. Thanks for any help with investments!

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,922.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.29.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description QSC are? 2. $3,000 income is: 1 (yourself) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. It is a healthcare software company based in Minnesota. I am a systems and support analyst, and maintain new clients along with documentation. 2. Myself 3. 412 4. I have 3 car payments of 295 left, which I will probably consolidate into this loan.

Member Payment Dependent Notes Series 447040

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447040	$25,000	$25,000	19.82%	1.00%	October 13, 2009	October 13, 2012	October 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447040. Member loan 447040 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,975 / month
Current employer:	Insight	Debt-to-income ratio:	20.28%
Length of employment:	3 years	Location:	TEMPE, AZ

Home town:	Phoenix
Current & past employers:	Insight, DHL, Pegasus Solutions, SAP America
Education:	Mesa Community College

This borrower member posted the following loan description, which has not been verified:

I have three unsecured debts that I want to consolidate to lower my monthly payment. I have never been late on any of these loans and can make the payments today. I just want to lower my monthly payment to give me more breathing room.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	58
Revolving Credit Balance:	$14,858.00	Public Records On File:	0
Revolving Line Utilization:	99.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.30.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description at Insight are? 2. $8,975 income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	I am an enterprise applications systems analyst. The income I listed is mine alone through my employer. My mortgage payment is $1100. My car payment is $480.
Can you please contact LC to verify your income?	I contacted them and they told me that they will contact me to verify income soon.
Your revolving debt seems to be 15k but you are requesting 25K, can you explain? Also you can send your pay stub, w-2 and or tax returns to customer service. The sooner you do, the more likely you get funded.	Those are credit cards. I have a personal loan that I am going to consolidate also.
Will you please explain the delinquency?	What delinquency? I am not aware of any delinquencies.
Your record still shows an old delinquency (58 months). You might want to get that cleared.	I was going through a divorce five years ago when that occurred. I don't see a delinquency nearly 5 years ago as an issue.
You have just made a common error among people who do not get funded. You forget why your here. It's not just to borrow money, a bank will do that, it's to borrow money to help you get out of debt. Someone asked you about a delinquency. You said you don't see it as an issue. But a person who may lend you money does see it as an issue and asked you to explain it. Now that person will not lend you money and you will notice a big drop off in funding since your response was posted. You have 1 delinquency and 4 credit inquiries in the last 6 months. These are not good things for a prospective lender to see, but a nice proper explanation with out your own wrong opinion will go a long way to getting funded. Please explain the 4 inquiries. This advise is given to you to help save your application. Though most likely it will not get funded and you will need to resubmit it later.	I recently purchased a home. That is the reason for the inquiries. I don't know about this delinquency you mentioned. I haven't had a delinquency in almost five years.
Will you kindly describe the personal loan and what it is for? Is it a creditor such as a bank, or is it something else?	The personal loan is through a credit union.
You're being rather vague and short on your answers, and not always answering all of the details asked for. The people who get funded are almost always the ones who answer everything asked, openly, with great detail. Openness is trusted a lot. This is just shared to help you along -- IF your cause is worthy for us to invest in, hopefully you'll be more open, we can see that you actually need this loan and are invested in getting it and in paying it off.	Thank you for the insight. I can't figure out how to go back and look at the questions that have been asked and add more detail. Do you have any questions I can answer in more detail?
You would like to know how to answer questions better. Here is an example: 'Thanks for the inquiry about my personal loan. I'm sorry I did not give more detail initially. I took this loan out from ???? Credit Union on Month?/Year?, for $?????. The interest rate is ??%. Monthly payments are $??? p/m. The loan is amortized over ??years. Currently it has a balance of $????.' Just an example :) What you need to understand in applying for funding is that many investors have had significant problems with borrowers defaulting. So we are all trying to identify responsive, motivated, honest borrowers who will repay us. If your answers appear shoddy or vague (as if you don;t care), then many investors will conclude you do not care about repaying them on time. Similarly, not caring about a delinquency or inquiries (or explaining them) seems to show a lack of commitment to your financial health (which we as investors care about). And you initially denied knowledge of a delinquency, and then admitted it. Not the best way to demonstrate integrity. I was going to invest $500, but your answers have persuaded me not to. Sorry If you need more hints on providing 'detail' I'd be happy to provide them.	The questioner mentioned a delinquency within the last 6 months. I do not have any delinquencies within the last six months. I admit that I did have one almost 5 years ago. I explained that the delinquency was due to my divorce. It wasn't because I didn't bother to pay my bills on time. I'm sure anyone on here that has gone through a divorce can understand how messy finances can get during that period. Honestly, I assumed that most of my financial information I provided to Lending Club was available for you all to see. I was a little surprised by some of the questions I received and actually looked at that as the lenders not bothering to read my profile. I guess I was wrong about that. My personal loan was from TruWest Credit Union. I took out the loan to pay off debts that I accumulated slowly over the last 5 years. My intention was to pay this loan off quickly so I borrowed with very short terms (36 months). My payment is $1100/mo. I am more than half way through the loan and can make the payments. I have two credit cards that I have used to pay for large unexpected expenses and some expenses related to poor planning on my part (taxes) that have been rectified. Again, I am able to make these payments today. I just want to consolidate them into a single payment and be done with credit once and for all. I am not a credit risk. I always pay my debts on time.

Member Payment Dependent Notes Series 447070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447070	$6,000	$6,000	7.40%	1.00%	October 8, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447070. Member loan 447070 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,710 / month
Current employer:	US Office of Personnel Management	Debt-to-income ratio:	1.23%
Length of employment:	10+ years 2 months	Location:	Kathleen, GA

Home town:	Macon
Current & past employers:	US Office of Personnel Management
Education:	Auburn University Main Campus, Luther Rice University

This borrower member posted the following loan description, which has not been verified:

We would like to refinance our timeshare until we have enough cash to pay it off. We have excellent credit. We own our own house and cars. We strongly believe you should pay all your debts in a timely matter. Having never missed a payment of any bill we have excellent credit. I have a good job working for the Federal Government and thus have excellent job security.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,647.00	Public Records On File:	0
Revolving Line Utilization:	27.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447273

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447273	$9,000	$9,000	8.94%	1.00%	October 9, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447273. Member loan 447273 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Oral Facial Surgical Associates	Debt-to-income ratio:	4.51%
Length of employment:	6 years 5 months	Location:	Stuart, FL

Home town:	Bronx/Central Islip
Current & past employers:	Oral Facial Surgical Associates, Advanced Medical Imaging of Stuart, Heart and Family Health Institute of Port St Lucie, Suffolk Rapid Medical Care
Education:	Indian River Community College

This borrower member posted the following loan description, which has not been verified:

I am a responsible borrower with many years at my current employer and 19 plus years of perfect credit. I am looking to consolidate and not add any new debt. This loan will be used to eliminate credit cards that have unfairly and without just cause raised my interest rates to unacceptable levels.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,321.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447294

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447294	$12,000	$12,000	15.31%	1.00%	October 13, 2009	October 13, 2012	October 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447294. Member loan 447294 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,708 / month
Current employer:	Ready Set Sales	Debt-to-income ratio:	13.10%
Length of employment:	4 years 11 months	Location:	CHICAGO, IL

Home town:	Zion
Current & past employers:	Ready Set Sales, The Rubicon Group Ltd
Education:	Lewis University

This borrower member posted the following loan description, which has not been verified:

Basic 36 month loan to pay off accumulated credit card debt from college and getting started. Have not added to credit cards in 24 months and sick of higher rates and bank fees. Steady job for 5 years and ready to get out of the cycle.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	18
Revolving Credit Balance:	$14,606.00	Public Records On File:	0
Revolving Line Utilization:	92.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain your last delinquency?	The Peoples Energy company failed to cancel my account upon leaving my last residence five years ago. I'm attempting to have it removed from my credit but they are not cooperating. I've hired legal assistance and am working through the issue.

Member Payment Dependent Notes Series 447361

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447361	$8,000	$8,000	12.53%	1.00%	October 9, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447361. Member loan 447361 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Colorado Ballet	Debt-to-income ratio:	22.90%
Length of employment:	5 years 2 months	Location:	DENVER, CO

Home town:
Current & past employers:	Colorado Ballet
Education:

This borrower member posted the following loan description, which has not been verified:

To whom it may concern: Since college I have been working tirelessly on improving my credit profile, am obsessed with raising my score, and am motivated to become completely debt free. Financially, I don't "need" credit cards any longer and feel as though consolidation of my existing credit card debt, at lower interest rates, into a fixed payment loan will help me achieve my financial goals. Though the terms of this loan may be 36-48 months I intend to pay off the balance more quickly, hopefully without penalty. Thank you!

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,013.00	Public Records On File:	0
Revolving Line Utilization:	54.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $7,013.) Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Colorado Ballet? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Thank you for the question. After the last few payments (possibly not yet reflected in my credit history) my revolving debt is currently $6461.09. After LendingClub fees, I would be recieving approximately $7740.00 in funds. I plan to use the remaining $1278.91 to pay toward the remainder of the small student loan balance I still carry (aprox $3500.00). I have managed to save only about $3000.00 thus far in savings due to the aggressive repayment I've been doing lately, and have a 1998 Honda Civic that is paid off, I've always kept it "just in case". In addition to the Civic, I do have a car loan on a newer SUV. My total monthly expenses, including Rent, Utilities, Car loan, Insurance, etc is aproximately $1150.00/mo. Finally, at Colorado Ballet I am a teacher in the Academy. I am currently the most senior faculty member and have recently been appointed Director of both of the Academy locations' PreProfessional Performing Companies. I also teach at Denver School of the Arts. And, yes, I'd be willing to verify my income with LendingClub. Thank you.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What are the interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole wage earner in my household, am single, and have no children. The interest rates of the debts I will be paying off range from 11.99% to almost 21.00%. The minimum paymets combined add up to aproximately $290.00/month, obviously making this loan an extremly logical option for me. A job loss is HIGHLY unlikely, I am at the absolute top of my field and recieve job offers regularly. However, if I were to encounter a job loss I would use savings to make the payments until I found a job and/or liquify assets to pay off the loan entirely. Thank you.

Member Payment Dependent Notes Series 447369

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447369	$5,000	$5,000	15.65%	1.00%	October 13, 2009	October 14, 2012	October 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447369. Member loan 447369 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	8.14%
Length of employment:	n/a	Location:	ridgeland, MO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I want you all to know that I am very honest person and would pay every penny back. I never missed or was late on any bills for the last 4 years. I am trying to get rid of all my credit cards one by one.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,111.00	Public Records On File:	0
Revolving Line Utilization:	50.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.30.2009 I am considering investment in your loan. Questions I have are: 1. Application shows Current Employer and Length of Employment as N/A yet shows monthly income. If you are employed please provide employers name, youe position and very briefest job description? 2. $4,167 income is: 1 (yourself) or 2 wage-earners? If income is retirement, please provide source. 3. Rent payment per month is? 4. Car payment(s) per month is? Clearing-up these items for investors will help your loan to fund better. Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. Application shows Current Employer and Length of Employment as N/A yet shows monthly income. If you are employed please provide employers name, youe position and very briefest job description? I have been working with a bank as an Information Systems Analyst for the last 2 years and not one person is laid off during the recession. So it's a very stable job. I would not like to disclose the company name here. But I did provide that information to LendingClub when I was signing up and agreed for them to check my employment background. 2. $4,167 income is: 1 (yourself) or 2 wage-earners I am single so the income is all mine. 3. Rent payment per month is? My rent is about $450 per month including utilities. Company pays internet. 4. Car payment(s) per month is? I drive an old Honda Civic which is paid off.
What is your income source?	I have been working with a bank as an Information Systems Analyst for the last 2 years and not one person is laid off during the recession. So it's a very stable job. I would not like to disclose the company name here. But I did provide that information to LendingClub when I was signing up and agreed for them to check my employment background.
After LC verifies employment and income it will be indicated in the loan request that we see. Once I see that, I will consider investing in your loan. You may want to contact LC to request the verification, as many lenders seeing no employer and no income may tend to be hesitant to invest.	Will do. Thanks for the suggestion.
Hello, I am considering investing in your loan, however I will need you to verify income with Lending Club first. Please contact Lending Club to find out how, but I believe all you need to do is send them a paystub.	I already sent them my pay stubs.

Member Payment Dependent Notes Series 447423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447423	$10,000	$10,000	18.09%	1.00%	October 13, 2009	October 14, 2012	October 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447423. Member loan 447423 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,525 / month
Current employer:	hopewell-prince george driving school	Debt-to-income ratio:	21.69%
Length of employment:	2 years	Location:	COLONIAL HEIGHTS, VA

Home town:	Hopewell
Current & past employers:	hopewell-prince george driving school
Education:	Christopher Newport University

This borrower member posted the following loan description, which has not been verified:

I need the cash to put central air into a rental house that I have and am planning to sell next summer. It already has a stable renter and the rent will more then cover the mortgage and this note.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$67,776.00	Public Records On File:	0
Revolving Line Utilization:	98.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the NOI on the rental?	The house rents for $1100 a month The mortgage, taxes and insurance on it are $712. I renovated it when I bought it so maintainence costs are basically noexistant right now since everything is new. I manage it myself so there are no management costs. A company is using it for guest housing and pays the rent on time every month. They have been there over a year and have no plans to leave.
10.01.2009 I am considering $250 investment in your rental home improvement loan. Questions I have are: 1. Position and very briefest job description PG-Hopewell Driving School are? 2. $6,525 income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	$6525 is my income from working at the driving school and my rental property. I teach kids how to drive and teach a one day driver improvement program that people have to take for getting speeding tickets etc. I stay in a duplex and the rent on the other side is 640, the mortgage is 720 so I almost stay for free. My car payment is 530.
NOI is the property's annual gross income minus operating expenses. Operating expenses are costs including repairs, maintenance, insurance, management fees, utilities, supplies, property taxes, etc. Principal, interest, capital expenses, depreciation are not operating expenses. Net operating income is calculated by subtracting the operating expenses from the gross rental income.	$10,974.00. If you figure a 20% vacancy/collection loss its $8,334.00.
Your revolving credit balance of over $67,000 and utilization of over 98% are quite high. Is all of this credit card balance? What are your current monthly payments, and after servicing this debt each month, how much discretionary cash do you have left over each month to service this additional payment? Please provide more details regarding your existing $67,000 credit balance. Thanks.	Most of the revolving is on a HELOC that I opened on the duplex I am staying in when I bought the rental house. The previous owner was in foreclosure and I bought the house with the intention of flipping it. I used the equity line for down payment and renovations to the house. The rent covers that mortgage and the heloc payment is small. I am planning to pay off all the revolving debt when I sell the house, hopefully next summer. I usually have around $1800 left after paying bills.
Thanks for your response. Just one thought. With $1800 available every month, why not save that over 6 months and install the central air system with that money next spring - and save the 18% interest on this loan? You won't need the central air till next spring and you can have the $10,000 saved up by then. Just curious why you have chosen not to go this route. Or is this new system needed for heat too? Thanks again.	I have good tenants and am willing to put central air in and let them have a heat pump instead of oil furnace in the Winter. The oil is expensive and since I was planning on upgrading anyway I don't mind doing it early, even if it costs me some extra interest.
What's the interest rate on your HELOC, and is it fixed or adjustable? If adjustable, when will it adjust next and how often after that?	It's fixed at around 8%.

Member Payment Dependent Notes Series 447431

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447431	$16,000	$16,000	12.53%	1.00%	October 9, 2009	October 14, 2012	October 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447431. Member loan 447431 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Park State Bank	Debt-to-income ratio:	22.96%
Length of employment:	10+ years	Location:	Proctor, MN

Home town:	Del Rio
Current & past employers:	Park State Bank, Maurices Inc.
Education:	Minneapolis Business College, Graduate school of Banking

This borrower member posted the following loan description, which has not been verified:

We will use the money to pay off our credit card balances. We have two installment loans that will be paid off in may 2010. At that point, all that will be remaining is our mortgage and credit card debt. With a controlled interest rate and payment amount, we can eliminate the credit card debt faster. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,902.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please list the debt you will pay off with this loan, including balance, minimum monthly payment, and interest rate? Also, Are you the sole wage earner in the home? What is the total of your monthly bills? Thank you	Thank you for your question. The debts that would be paid off is one for $8100 (min pymt 200, rate 15.99) and one for $8300 (min pymt 425, rate 10.24) I am not the sole wage earner, my husband makes just a little under my salary amount. Our total monthly bills including mortgage and the two debts to be paid and utilities is $3,100. Our vehicle for $425 a month and our camper for $154 a month will be paid off in 8 months.

Member Payment Dependent Notes Series 447444

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447444	$1,200	$1,200	8.94%	1.00%	October 7, 2009	October 14, 2012	October 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447444. Member loan 447444 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	SOCAL MOTORCYCLES	Debt-to-income ratio:	22.90%
Length of employment:	1 year 6 months	Location:	PLACENTIA, CA

Home town:	San Francisco
Current & past employers:	SOCAL MOTORCYCLES
Education:	Fullerton College

This borrower member posted the following loan description, which has not been verified:

I'm in the closing process of purchasing a motorcyle but I'm in need of the additional down payment to close the deal. I have excellent credit and have never missed a payment. Any help would be much appreciated, thank you.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,675.00	Public Records On File:	0
Revolving Line Utilization:	23.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 447472

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447472	$8,000	$8,000	13.92%	1.00%	October 13, 2009	October 16, 2012	October 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447472. Member loan 447472 was requested on October 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Targus Information Corporation	Debt-to-income ratio:	5.99%
Length of employment:	2 years 2 months	Location:	FALLS CHURCH, VA

Home town:
Current & past employers:	Targus Information Corporation
Education:	James Madison University

This borrower member posted the following loan description, which has not been verified:

Looking for flexible options - perhaps 3yr and/or a 5yr term. 548186 added on 10/07/09 > FYI to lenders....I have contacted Lending Club twice now about verifying my income but have received no help yet. Please stand by as I continue to try....

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	19
Revolving Credit Balance:	$3,634.00	Public Records On File:	0
Revolving Line Utilization:	55.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list out all of your monthly expenses, savings, and contact LC to verify your income? What are you buying?	I am purchasing an engagement ring from a diamond shop that does not have financing. My monthly expenses are below: - Rent and Utilities = $900 - Auto payment = $300 - Auto insurance = $80 - Credit card = $100 I have a saving account through ING Direct and will contact LC soon to verify my income. Thanks.
I would like to help fund your loan, but have a few questions. Would you be a bit more explicit on what you would like to purchase with this loan? Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Targus Information Corporation? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I am purchasing an engagement ring from a diamond shop that does not have financing. My monthly expenses are below: - Rent and Utilities = $900 - Auto payment = $300 - Auto insurance = $80 - Credit card = $100 I have a car loan that I am still paying off. I'm not sure what the balance is (maybe $8-$10K) but have another year and a half or so of payments. I was recently promoted to an Account Executive position at TARGUSinfo. I sell IT solutions to consumer facing businesses, so I make salary and commission. On target earning from this point forward are at least $100K and there is no ceiling of what a sales rep can make (base salary is $65K). I will contact LC soon to verify my income. I also have a savings account through ING Direct. Thanks.
What are you going to purchase? Makes a difference to some of us e.g. car to get to work vs home theater system	I am purchasing an engagement ring from a diamond shop that does not finance. Let me know what other questions you have. Thanks.
Can you explain your delinquency	I used to have a checking account with BB&T in college. When I closed the account I was in the process of moving. Apparently I had an overdraft protection of $200 remaining on the account, but I never received the notice in the mail because of my move. I found out about it months later when I purchased my vehicle and took care of it immediately. Please let me know if you have any other questions.

Member Payment Dependent Notes Series 447475

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447475	$25,000	$25,000	12.18%	1.00%	October 13, 2009	October 14, 2012	October 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447475. Member loan 447475 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	The Landing R B Gen, LLC	Debt-to-income ratio:	12.36%
Length of employment:	4 years 4 months	Location:	Orlando, FL

Home town:	Havana
Current & past employers:	The Landing R B Gen, LLC
Education:	Miami Dade College

This borrower member posted the following loan description, which has not been verified:

I, need personal loan

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47,256.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi :) Before investing in your loan, could you please give me some insight into what type of educational expense you will be using this loan for. Also, will any of the loan be used to pay down the 40K+ debt you are carrying now?	Hi SouthernCruizer, The purpose of the loan would be to take some courses of Damage Analysis on Structures and obtain a license. Which would directly benefit my field of expertise, given that it would duplicate my income. For the most part my debts are under control, the highest two are installments accounts and the others do not exeed $220 monthly minimum payments. Thank You, Jorge Pintado

Member Payment Dependent Notes Series 447490

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447490	$10,000	$10,000	12.18%	1.00%	October 13, 2009	October 14, 2012	October 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447490. Member loan 447490 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,767 / month
Current employer:	M2 Technologies Inc.	Debt-to-income ratio:	18.22%
Length of employment:	4 years 2 months	Location:	FRAMINGHAM, MA

Home town:	Kowloon
Current & past employers:	M2 Technologies Inc., State Street Corp.
Education:	Northeastern University, Bay State College

This borrower member posted the following loan description, which has not been verified:

This loan is for an educational purpose. Thank you! 548228 added on 10/06/09 > This personal loan is for my helicopter training. I had already saved 50% of the tuition but financial aid is not available. This will be a second career in addition to my full time accounting career. I work for a government contractor that is stable and been with the company for more than 4 years. I have reliable income and this will be an additional career. With my accounting background, I know this loan is within my financial capability, I am never late on payment. I was interested in Lending Club because of the lower interest rate than conventional bank can offer. I hope this loan will be able to help me start my helicopter training soon. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,604.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447491

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447491	$9,000	$9,000	7.74%	1.00%	October 7, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447491. Member loan 447491 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,917 / month
Current employer:	Deloitte	Debt-to-income ratio:	8.47%
Length of employment:	3 years 1 month	Location:	Acworth, GA

Home town:	Lansing
Current & past employers:	Deloitte
Education:	Wofford College

This borrower member posted the following loan description, which has not been verified:

I am selling my current motorcycle and buying a different one that is slightly more expensive. I plan to pay the majority of the loan off relatively quickly (as the older bike sells).

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,525.00	Public Records On File:	0
Revolving Line Utilization:	7.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am a biker also. What kind of bike are you trying to purchase?	Already picked it out and put a deposit on it. 2004 BMW R1150RT. What do you ride? Thanks!
I own a 2005 Ninja 250 and a 2008 Yamaha FJR 1300. I'll be able to start investing in notes this Monday when the bank transfer is final. I'll be investing in your note. Good luck with the Beemer!	Thank you very much! I was looking at the FJR, it felt a little too sport bike (Ninja) for me, wanted more upright position.

Member Payment Dependent Notes Series 447558

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447558	$6,000	$6,000	12.87%	1.00%	October 9, 2009	October 14, 2012	October 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447558. Member loan 447558 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	All About Locks, Inc.	Debt-to-income ratio:	0.00%
Length of employment:	8 years 4 months	Location:	Statesboro, GA

Home town:	Atlanta
Current & past employers:	All About Locks, Inc., Tyco International
Education:

This borrower member posted the following loan description, which has not been verified:

My wife and I have moved into her grandmother's house because she was supposed to inherit the house when her grandmother died. My wife's father is the executor of her grandmother's estate and for some reason has been reluctant to close out the estate. My wife wants to give her father more time rather than push the issue legally. In the meantime, we need to make several househould repairs including a new roof. My credit score is 720 and I have no credit cards except Lowe's. I have one car that is paid for, one car payment and no house payment. I have been self employed as a locksmith for 8 years and have had no slump in business. Actually, the number of evictions taking place has resulted in more banks requesting my services to rekey houses. I do not expect my income to decline in anyway.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	4	Months Since Last Delinquency:	7
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate on the delinquencies?	One delinqueny was with Lowe's when my wife and I had each thought the other had paid the bill, so no payment was made. The other was at then end of our Subaru loan. We had perfect credit thoughout that loan until the last 2 payments. We cancelled the automatic bank draft knowing that only 2 payments were left and mailed a check. We didn't realize that stopping the bank draft would also make the bank decline a check to Subaru for the same amount. The check didn't bounce, the bank simply wouldn't put it through because we had stopped the bank draft. It wasn't until the 2nd payment that the bank called to ask why payments to Subaru were still being made. We explained we had 2 payments left and wrote the check for a different amount to bypass the stop payment from the bank. Hope this makes sense. Lesson learned: Checks are often put through as debits with some companies. Check your bank statement and you'll find some like that yourself. Blocking a debit can also block a check.
I have seen this many times. Don't put a cent into the place till its in your names. Its not yours till it says it on the deed and you may need to hire a lawyer if it goes on for a long time. I went through this and so did my sister-in-law it just makes for bad blood between people. Settle the house then get a loan and any smart banker and lawyer would tell you the same thing. Good luck	My wife is an only child and an only grandchild. There is no one for her to have bad blood with except her father. He has cancer which is why she's not pushing him to finish the legalities. It will be hers regardless because there is no other living relative besides her, so she she's no point in pushing her father right now. He's just trying to stay in control of what he can while he can't control the decline in his health. Being in control of various properties gives him a reason to live right now and let's him continue to act as her father. She understands this with him. He's all in favor of us living in the house. He's just not ready to let go of the house emotionally.

Member Payment Dependent Notes Series 447596

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447596	$10,000	$10,000	12.18%	1.00%	October 7, 2009	October 14, 2012	October 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447596. Member loan 447596 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Six to Eight Inc	Debt-to-income ratio:	2.82%
Length of employment:	6 years	Location:	Seattle, WA

Home town:	Reno
Current & past employers:	Six to Eight Inc, Death Cab for Cutie
Education:

This borrower member posted the following loan description, which has not been verified:

This is my dream car and I would like to purchase it without wiping out my savings. Thanks.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,250.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of car?	It is a 1964 Chevy Corvair Spyder. Convertible top, black exterior, white interior. Turbo engine. Has been completely restored by current owner and looks and drives like a dream.
Can you verify your income?	Yes. That should be in process now.

Member Payment Dependent Notes Series 447666

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447666	$13,500	$13,500	12.87%	1.00%	October 13, 2009	October 14, 2012	October 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447666. Member loan 447666 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,459 / month
Current employer:	University of California San Francisco	Debt-to-income ratio:	15.88%
Length of employment:	10+ years 6 months	Location:	San Francisco, CA

Home town:	Los Angeles
Current & past employers:	University of California San Francisco, American Savings and Loan
Education:	University of the Pacific, Riverside Community College

This borrower member posted the following loan description, which has not been verified:

I am a dependable, hard-working person with over 20 years in my current job. Over the past several years I have worked to change my spending habits, improve my credit score, and pay down my credit card debt. I have reduced my total outstanding revolving credit debt by $7,000 in the past year. I have only had one late payment in the last 5 years and that was over 3 years ago. As a result of past bad habits a number of my debts already had high interest rates, however the rest have all seen recent interest rate increases and the ones with fixed rates have been changed to variable rates. If funded, I will use the proceeds of this loan to pay off my the high interest debts listed below. The payment for this loan will be close to the minimum payments for the debts being paid off. What I will gain is a guarantee of being rid of this debt in 3 years. In addition, I will be able to put the difference between what I have been paying each month and the payment for this loan in a savings account to build up my emergency funds (goal is to increase my emergency funds from 1 month to 3-4 months of expenses). Company Balance / Current Rate / Minimum Payment / Average Payment HFC / balance / 2,844.55 / 28.9% / min 75.00 / avg 150.00 BofA / balance 1,548.61 / 23.4% / min 90.00 / avg 150.00 Chase/ balance 7,040.13 / 27.24% / min 228.00 / avg 300.00 Capital One / balance 876.33 / 19.8% / min 21.00 / avg 50.00 Avenue / balance 631.86 / 22.8% / min 40.00 / avg 50.00 Total / balance 12,941.48 / min 454.00 / avg 700.00

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1986	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	43
Revolving Credit Balance:	$14,255.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you use your credit cards on a daily basis?	No, not any more.
10.01.2009 I am considering $350 investment in your loan. Questions I have are: 1. Position and very briefest job description U C San Francisco are? 2. $6,459 income is: 1 (yourself) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. Programmer/Analyst 2. myself 3. $1100 4. $598.18 (23 more payments)
Are you eligible to remain in your current job for the duration of this loan? Do you intend to do so? Any other household income/debt (e.g. from a spouse)? Thank you.	Yes, I am eligible to remain in my current job for the duration of this loan and do intend to do so. I am a single-person household with no other household income or debt than my own.
Could you please verify your income with Lending Club? This involves calling Lending Club and asking them what documents are necessary to send to do so. Income verification makes lenders more confident in making loans to borrowers. Thanks and good luck!	My income has already been verified with Lending Club and the loan has already been approved.

Member Payment Dependent Notes Series 447761

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447761	$15,000	$15,000	8.94%	1.00%	October 7, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447761. Member loan 447761 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,500 / month
Current employer:	Intergramed America	Debt-to-income ratio:	13.82%
Length of employment:	2 years 8 months	Location:	Hayward, CA

Home town:	Fort Mclellan
Current & past employers:	Intergramed America, Steven Engineering
Education:	UC San Diego, San Diego State

This borrower member posted the following loan description, which has not been verified:

I inherited my home 6 years ago from my family and own it freeand clear, until now i could not stand to change anything on the home and tried to keep it exactly how it was. Well now it is time to change some things i have a great job and make great money, i also have a contractor willing to do the work for half the price it normally would cost due to his industry being a bit slower. Thanks in advance and i hope to make my dream a reality.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$737.00	Public Records On File:	0
Revolving Line Utilization:	5.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why don't you take out a home equity loan? You can get them at a very low rate right now?	The home is free and clear with no liens, I checked into a home equity line of credit and the rate is not fixed and can change, so I want to do this knowing a straight rate and term for the life of the loan.

Member Payment Dependent Notes Series 447792

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447792	$4,000	$4,000	8.59%	1.00%	October 9, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447792. Member loan 447792 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$667 / month
Current employer:	Chris Benson	Debt-to-income ratio:	9.45%
Length of employment:	0 year 7 months	Location:	Lexington, OK

Home town:	Weisboden
Current & past employers:	Chris Benson, Best Western, Origins, OU Physicians Urology, UltraThin Ribbons and Medals, Integrative Healthe Center, JD McCarty Center, Fast Lanes, Volunteers of America
Education:	Oklahoma City Community College

This borrower member posted the following loan description, which has not been verified:

I am an Occupational Therapy Assistant student and have one semester remaining. That final semester we perform clinicals at assigned medical facilities that run forty hours a week or more. The program recommends that we do not work during this time period due to the hours spent in our clinicals. I am currently attending classes and plan on utilizing these funds to assist in my continuing education.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,892.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be on unpaid leave from your employer during that final semester and then return to work for your employer later?	I have a very flexible work scedule, and I will be able to work weekends or free days during that semester. And my employer is more than fine with this.

Member Payment Dependent Notes Series 447810

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447810	$10,000	$10,000	12.18%	1.00%	October 13, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447810. Member loan 447810 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,600 / month
Current employer:	Conserv FS	Debt-to-income ratio:	22.77%
Length of employment:	10+ years 2 months	Location:	WAUKEGAN, IL

Home town:	Waukegan
Current & past employers:	Conserv FS
Education:

This borrower member posted the following loan description, which has not been verified:

I would like the loan to consolidate my bills that I currently have, so as to have 1 payment with a fixed finance charge. I believe to find myself a good reliable responsible candidate for the loan because I always pay my bills, and I believe this will make it even easier to do so. I have worked for the same company for 20 years, that shows reliability and responsibility. thank you

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	59
Revolving Credit Balance:	$5,274.00	Public Records On File:	0
Revolving Line Utilization:	17.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 447890

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447890	$10,000	$10,000	11.83%	1.00%	October 7, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447890. Member loan 447890 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Hastings Entertainment	Debt-to-income ratio:	13.05%
Length of employment:	10+ years	Location:	ROSWELL, NM

Home town:	Columbus
Current & past employers:	Hastings Entertainment
Education:	NMSU-A

This borrower member posted the following loan description, which has not been verified:

This loan is a lump sum payoff for back child support. With this loan, all of the child support will be paid in full with nothing else owed. I am a good candidate for this loan because I have paid all of my major bills on time until paid off. I am also taking care of debts that I accrued when I was young. I just paid off my car today and that was a 28,000 loan. I am trying to take care of my credit report and history so that home ownership will be a future option. This loan is a step in that direction.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	36
Revolving Credit Balance:	$2,624.00	Public Records On File:	0
Revolving Line Utilization:	48.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does this loan mean to your Revolving Credit Balance, if anything? I think what I am reading is it means nothing to that debt, so you'll have both that debt and this loan to pay on? how about also having your income verified, please? thanks	This loan should be a fixed three year loan and should not effect my revolving credit balances. This loan is a lump sum payoff of child support. I will then have the loan payments, but no child support payments. The child in question has reached the age of eighteen so support has stopped. I was under the impression that my income was verified, but have no problem with it being verified. Thank you.

Member Payment Dependent Notes Series 447941

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447941	$4,000	$4,000	11.48%	1.00%	October 8, 2009	October 16, 2012	October 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447941. Member loan 447941 was requested on October 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	International Logistics Systems, Inc	Debt-to-income ratio:	0.00%
Length of employment:	1 year 6 months	Location:	York, PA

Home town:	York
Current & past employers:	International Logistics Systems, Inc, PA National Guard
Education:	Embry-Riddle Aeronautical University

This borrower member posted the following loan description, which has not been verified:

Excellent credit Only debt is house mortgage Paid for college out of pocket Car paid off Closer on bill than would preffer Veteran National Guard Income $8,000 first time home buyer tax credit

A credit bureau reported the following information about this borrower member on October 2, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for International Logistics Systems, Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	$1200 mortgage $55 cable/internet access $98 cell phone $120 electric bill ~$1500 per month No savings account. Work with ILS as a program manager and supportability engineer mostly on robotics programs.
Congratulations on the new house. Since this is your only debt, I'm curious as to why you need a bill cushion. How much is your total mortgage payment? Good luck on a quick loan funding.	$1500 mortgage $58 internet/cable $120 electric $98 phone bill Recently upgraded home and some unforeseen issues came up costing quite a bit more than I had planned. I do not like owing people money. Payed for college out of pocket and purchased car outright.
could you verify your income?	Yes
How are you going to use the money from this loan?	Ensuring all bill are payed on time. Renovated home and unforeseen issues cost a far amount more than I had planned for. I do not like owing people money and would rather have a loan from a bank than owe someone. Payed for college out of pocket, purchases car outright ect.

Member Payment Dependent Notes Series 448005

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448005	$8,500	$8,500	7.74%	1.00%	October 7, 2009	October 16, 2012	October 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448005. Member loan 448005 was requested on October 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,504 / month
Current employer:	Harkness Ind	Debt-to-income ratio:	23.77%
Length of employment:	10+ years 5 months	Location:	WATERBURY, CT

Home town:	Plainville
Current & past employers:	Harkness Ind, Seneca Spring Corp
Education:

This borrower member posted the following loan description, which has not been verified:

We need to do some home improvement work on my mother's home that she cannot afford. With this loan I hope to get her house repaired & pay off my debt. This loan would actually bring my monthly payments down . As you will see when you check,we have outstanding credit. We have each been in the same jobs for over 20 years.The loan rate you have offered of 7.74% is one of the best we've seen. Thank you.

A credit bureau reported the following information about this borrower member on October 2, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,955.00	Public Records On File:	0
Revolving Line Utilization:	20.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding your loan but have some questions. Is the listed income for 1 or both of you? Does the $265/month payment fit comfortably in your budget with your mortgage payment and payments on thee $9955 revolving credit balance listed. Good luck on funding your loan quickly and the home improvements.	I believe the form only asked my income which was 42,000. My wife's income is $58,000.I hope this helps. Thanks
If you contact Lending Club and have your income verified, lenders will have a higher level of confidence in your loan.	Did I do something wrong that would have my income not verified?Please let me know. Thank-you

Member Payment Dependent Notes Series 448055

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448055	$20,000	$20,000	11.48%	1.00%	October 13, 2009	October 16, 2012	October 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448055. Member loan 448055 was requested on October 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,000 / month
Current employer:	AZ Electronic Materials	Debt-to-income ratio:	0.39%
Length of employment:	10+ years 3 months	Location:	Somerville, NJ

Home town:	Mainz
Current & past employers:	AZ Electronic Materials
Education:	J.Gutenberg Univ Mainz, Germany, School of Molecular Sciences, U. Sussex, Brighton, UK, J.W. Goethe Univ., Frankfurt, Germany

This borrower member posted the following loan description, which has not been verified:

I am currently going though a divorce that will probably finalize within 2-3 months. I am also already supporting a new family, but as part of the divorce, I do not have access to the marital funds for this. I am therefore looking for a loan that I intend to repay after the divorce settlement.

A credit bureau reported the following information about this borrower member on October 2, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,085.00	Public Records On File:	0
Revolving Line Utilization:	4.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified which will give lenders a higher level of confidence in your loan.	Thynak you very much for your sugestion. I will contact LendingClub and ask them to proceed with the income verification. I should add that i have only listed the fixed income component of my compensation - I also receive a bonus with a target of 40% of annual salary but which depends on company financial performance (0 to 80%, or 0 to 96% when modified by personal performance).
Could you detail what the funds for this loan are for please? Thank you	I will be happy to answer your question. After my divorce, I plan to re-marry a lady friend living in Thailand. We have bought a house for her there, and I am making monthly payments and am supporting her from non-marital funds. However, these funds are nearly depleted, and I plan to use the loan for these payments. I do not currently have unfettered access to marital assets, including my salary. The reason why I need the loan is not lack of assets, but this lack of access. Our divorce lawyers are working on a final settlement, which I expect to be completed in November. I expect the divorce to be finalized this year. This may mean that I may need much less than the loan amount, but one never knows, and since it may be more difficult to go back for another loan, I would rather borrow a little more to be on the safe side. I should also add that I intent to repay the loan early after my divorce is finalized and I have access to my assets again.
are you moving to Thailand with your new family? and what about your employment here in US	Currently I have no plans to move to Thailand (maybe in 10 or so years, when I retire). I intend to bring my new family to the US under a K3 visa. I will still work for the same employer in the same job (Chief Technology Officer).

Member Payment Dependent Notes Series 448110

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448110	$12,000	$12,000	8.94%	1.00%	October 13, 2009	October 16, 2012	October 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448110. Member loan 448110 was requested on October 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Bullhorn	Debt-to-income ratio:	8.95%
Length of employment:	1 year 6 months	Location:	Braintree, MA

Home town:
Current & past employers:	Bullhorn
Education:	University of Connecticut, Boston College

This borrower member posted the following loan description, which has not been verified:

Hi, I recently moved back to the Greater Boston area in the spring of 2008. During the move process, I ended up taking a loss on my home in Georgia to make the move. As a result, a lot of my moving costs were funded by my credit cards. In addition, I needed to come to the closing table with funds to be able to close. I have been lucky in that I bought a townhome in MA in late February of 2009. I am still carrying the debt on several cards and would like to consolidate and just have one loan to repay. My intent is to then close most cards and keep one for emergencies. Thank you in advance for your consideration!

A credit bureau reported the following information about this borrower member on October 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,535.00	Public Records On File:	0
Revolving Line Utilization:	9.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you contact Lending Club and have your income verified, lenders will have a higher level of confidence in your loan.	Hi - thanks for the tip! I submitted my application late yesterday (Friday) - I'll contact LendingClub on Monday to get the income verified.
How much debt do you have currently? What are the minimum monthly payments on the debt you are paying off with this loan, and what are the interest rates and balances? What is the amount of your other bills? Thank you	My debt currently is the 12k on cards and an auto loan. My minimums are about the same as the loan amount through Lending Club, but with Lending Club the interest rate will be fixed as opposed to variable. That is my biggest concern with the cards at the moment. The interest rates currently range from 10.9-18.9%.

Member Payment Dependent Notes Series 448164

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448164	$15,000	$15,000	8.94%	1.00%	October 9, 2009	October 16, 2012	October 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448164. Member loan 448164 was requested on October 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	at&t	Debt-to-income ratio:	16.16%
Length of employment:	10+ years 6 months	Location:	Munster, IL

Home town:	Chicago
Current & past employers:	at&t, Tiffany & Co., Peoples Energy
Education:	Pace Institute, City Colleges of Chicago-Richard J Daley College, Southern Illinois University-Carbondale

This borrower member posted the following loan description, which has not been verified:

the apr on my credit card is 13.99% and I have recently gotten it lower to 10.49% apr. I have received offers from other credit cards with 0% apr from 6 to 12 months but always is a transfer fee. I have great credit, a stable job with AT&T and always make payments on time. I wish to close my credit cards and secure my money for retirement which by getting a personal loan will allow me to save for future rather then pay it to the credit card companies.

A credit bureau reported the following information about this borrower member on October 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,415.00	Public Records On File:	0
Revolving Line Utilization:	27.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified, which will give lenders greater confidence in your loan.	I will do that, thanks!
Good Luck.	Thanks.
What is the monthly minimum of the credit card you are paying off? Other monthly bills total? Thank you	296 a month is minimum. The other bills are paid with dual income (my husband & I). This is my own credit card, my only solo bill so no auto paymnet or such.
Glad to help...ex AT&T retired management here. Good luck with your loan application.	Thanks!

Member Payment Dependent Notes Series 448168

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448168	$6,000	$6,000	12.18%	1.00%	October 9, 2009	October 16, 2012	October 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448168. Member loan 448168 was requested on October 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	turning stone casino resort	Debt-to-income ratio:	24.00%
Length of employment:	10+ years 1 month	Location:	syracuse, NY

Home town:	Minoa
Current & past employers:	turning stone casino resort
Education:	Onondaga Community College

This borrower member posted the following loan description, which has not been verified:

Hello. I'm looking to consolidate debt so I can save on interest and have just one payment per month.

A credit bureau reported the following information about this borrower member on October 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	72
Revolving Credit Balance:	$9,690.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 448188

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448188	$12,000	$12,000	11.14%	1.00%	October 7, 2009	October 16, 2012	October 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448188. Member loan 448188 was requested on October 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	O'Lee Consulting	Debt-to-income ratio:	15.35%
Length of employment:	8 years	Location:	Olympia, WA

Home town:	Seattle
Current & past employers:	O'Lee Consulting, State of Washington Dept of Printing
Education:	South Sound Community College

This borrower member posted the following loan description, which has not been verified:

I am seeking a lower interest loan to consolidate credit card debts that have balooned into a nightmare. They snag you with a low interest rate, and then the letter comes raising the interest rate shortly after. Doesn't seem fair. I'm sure it's the slluggish economy. Can you help? 549530 added on 10/06/09 > Yahoo, I'm approved :) I am really looking forward to being an investor very soon down the road. and I want to say Thank you to everyone that trusted in me. THANK YOU

A credit bureau reported the following information about this borrower member on October 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$124,185.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please verify your income with LC? Goodluck	Thank you for question. all Income & employment documentation was faxed today and cleared.

Member Payment Dependent Notes Series 448206

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448206	$3,000	$3,000	12.18%	1.00%	October 7, 2009	October 16, 2012	October 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448206. Member loan 448206 was requested on October 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Tahoe Beach and Ski Club	Debt-to-income ratio:	6.67%
Length of employment:	2 years	Location:	south lake tahoe, CA

Home town:	Los Angeles/Lake Tahoe
Current & past employers:	Tahoe Beach and Ski Club, City of San Jacinto
Education:	Platt College/Newport Beach

This borrower member posted the following loan description, which has not been verified:

A loan to pay back father-in-law for help with house down payment

A credit bureau reported the following information about this borrower member on October 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,561.00	Public Records On File:	0
Revolving Line Utilization:	95.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
could you verify your income?	Yes, do you need paycheck stubs? Or my supervisors contact info?

Member Payment Dependent Notes Series 448219

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448219	$4,500	$4,500	13.22%	1.00%	October 8, 2009	October 16, 2012	October 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448219. Member loan 448219 was requested on October 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,546 / month
Current employer:	Charles Wright Academy	Debt-to-income ratio:	4.32%
Length of employment:	4 years 6 months	Location:	Steilacoom, WA

Home town:	Spokane
Current & past employers:	Charles Wright Academy, Bennett Rainey Moran Gianneschi & Clucas, PS, J. Kelley Rinehart, Attorney at Law, Plews Shadley Racher & Braun, LLP
Education:	Heald College at Hayward, Olympic College

This borrower member posted the following loan description, which has not been verified:

I am a single mother to a wonderful 7 year old girl. We have had our share of difficulties, most of which include medical issues for my daughter. This loan would allow me to consolidate my credit card and medical debt that I have incurred, pay incoming medical bills, and give us a little spending money for our upcoming family (grandparents, aunt/uncle, & cousins) vacation to Kauai. We have not had a true vacation in 4.5 years. I am a dedicated, hard-working individual. I pay my debts. I am employed full-time as a Registrar for a private school. I have been at my current position for 4.5 years. There is no chance of this position disappearing. It is necessary for the function of the school. Times are stressful, this loan would alleviate some of the stress in my life. Thank you.

A credit bureau reported the following information about this borrower member on October 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,371.00	Public Records On File:	1
Revolving Line Utilization:	88.70%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what's the public record? please verify your income and list out your monthly expenses.	The public record is Bankruptcy that I was forced to file 7 years ago due to my divorce. I have worked really hard to rebuild my credit since then, including paying close attention to Stephen Snyder's advice and information in his After Bankruptcy Foundation. My take home pay is $1274.63 every 2nd and 4th Thursday of each month. My expenses are as follows: Rent $800 Childcare $205 Utilities $220 Vehicle Gas $120 Groceries $200-300 Clothing and Fun Varies depending on funding available and necessity. Currently I also have a credit card and medical bills which the amounts and payments vary on. I pay as much as I can on the credit card, after paying the medical bills.
I am interested in funding your loan, but would you mind verifying your income with Lending Club? I think you need to send in paystubs/W2s.	I will contact Lending Club to find out how to get that information to them. I don't believe I will hear back from them until Monday. By the way, my daughter's name is Trinity.
Well in that case, I have to fund the loan! Good luck to you and Trinity!	Thank you so much! I will still go forward with verifying my income on Monday.

Member Payment Dependent Notes Series 448231

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448231	$10,000	$10,000	11.14%	1.00%	October 7, 2009	October 16, 2012	October 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448231. Member loan 448231 was requested on October 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,120 / month
Current employer:	Cincinnati PC Solutions	Debt-to-income ratio:	14.13%
Length of employment:	3 years 9 months	Location:	Cincinnati, OH

Home town:	Bromsgrove
Current & past employers:	Cincinnati PC Solutions
Education:	Antonelli College at Cincinnati

This borrower member posted the following loan description, which has not been verified:

I have a Home depot credit card that has a balance of $6700. I wish to pay this account in full and cancel the card. I also have a home improvement project i wish to complete (bathroom remodeling). My personal cresit score is very good to excellent. I have never missed a payment and always been responsible for my credit purchasing/ payments. I have always been in full time employment.

A credit bureau reported the following information about this borrower member on October 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,811.00	Public Records On File:	0
Revolving Line Utilization:	56.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 448316

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448316	$5,000	$5,000	11.14%	1.00%	October 8, 2009	October 19, 2012	October 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448316. Member loan 448316 was requested on October 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,918 / month
Current employer:	Hylant Group	Debt-to-income ratio:	10.26%
Length of employment:	8 years 8 months	Location:	COLUMBUS, OH

Home town:	Wheeling
Current & past employers:	Hylant Group, Hylant Group
Education:	West Liberty State College

This borrower member posted the following loan description, which has not been verified:

Short term loan for son's education until proceeds from inheritance/sale of house received.

A credit bureau reported the following information about this borrower member on October 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	29
Revolving Credit Balance:	$1,893.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 448322

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448322	$4,000	$4,000	12.18%	1.00%	October 7, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448322. Member loan 448322 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Hospital Housekeeping Services	Debt-to-income ratio:	7.32%
Length of employment:	2 years	Location:	APOLLO BEACH, FL

Home town:	upper darby
Current & past employers:	Hospital Housekeeping Services, HCA
Education:	FMU

This borrower member posted the following loan description, which has not been verified:

Wanting to get all the little payments off my back, that is hitting me for 22% up too 26% and place them into one and pay them off. i'm looking for a fixed lower rate and payment to pay them off.

A credit bureau reported the following information about this borrower member on October 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1985	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	22
Revolving Credit Balance:	$3,156.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	with car insurance it is 56.00 a month,gas every 2 weeks cost is 40.00 to fill. Cell phone is 62.00. no gym membership or life insurance.

Member Payment Dependent Notes Series 448326

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448326	$1,325	$1,325	12.87%	1.00%	October 13, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448326. Member loan 448326 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	ACT	Debt-to-income ratio:	19.29%
Length of employment:	2 years 1 month	Location:	Johnson City, VA

Home town:	Johnson City
Current & past employers:	ACT, El Chico, Poor Richards
Education:	North East State

This borrower member posted the following loan description, which has not been verified:

Investing In My Education

A credit bureau reported the following information about this borrower member on October 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,493.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what are your expenses, what is your job title, do you have any savings, please contact Lending Club to verify your income.	Water, Electric, Rent, Supervisor, not much savings.
What does "Investing In My Education" mean exactly? I would be more inclined to give you a loan if you at least had some description of what it is you are using the money for.	Paying for school.

Member Payment Dependent Notes Series 448343

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448343	$7,000	$7,000	19.13%	1.00%	October 7, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448343. Member loan 448343 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,200 / month
Current employer:	Orlando Health Visiting Nurse Association	Debt-to-income ratio:	13.52%
Length of employment:	7 years 10 months	Location:	Orlando, FL

Home town:	Louisville
Current & past employers:	Orlando Health Visiting Nurse Association, Florida Hospital Home Care
Education:	Valencia Community College, University of Kentucky, Jefferson Community College-Louisville, University of Louisville, Wichita State University

This borrower member posted the following loan description, which has not been verified:

Hi, I want to pay off remaining debt from a divorce several years ago. I would like better interest rates than what I have currently. I have the income to pay back what I borrow and the personal history of paying off my debts and not defaulting on any loans. I am currently a homeowner. I have a very nice job in the healthcare industry that is stable.

A credit bureau reported the following information about this borrower member on October 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	24
Revolving Credit Balance:	$7,461.00	Public Records On File:	0
Revolving Line Utilization:	99.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.04.2009 I am interested in helping other investors (lenders) to fund your requested $7,000 loan. Questions I have are: 1. Position and very briefest job description Orlando Visiting Nurses Association are? 2. $5,250 gross income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investment occurs AFTER I received answers.	I am a Clinical Manager- A specialized and financially critical position for the agency. Gross income is mine, does not include another persons. I actually earn more monthly as I frequently work extra.The 5250 is just my base salary. Mortgage is $1417 a month. No car payment.
Please verify your income with Lending club	I'm waiting for Lending Club to verify my income. I've given all the information as of Friday 10/2.
Can you confirm your income by sending LendingClub your w-2s, pay stubs and or your income tax return?	yes, I've asked several times since 10/2 what they needed for verification of income, last time was an email to them a few minutes ago. I'll have to ask how they want those things submitted. thanks.
What is the rate you currently have, and what institution is it from?	It's higher than 19 and it's revolving. I want to get it paid off.
The info uses to verify income is w-2s, pay stubs and or your income tax return. You can just scan them and send it to customer service. Can you please explain your delinquency from 2 years ago.	The delinquency was due to divorce. I've spoken with customer service and someone is to contact me regarding this. I asked for a fax number, etc. but was told to wait.

Member Payment Dependent Notes Series 448344

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448344	$3,000	$3,000	15.65%	1.00%	October 7, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448344. Member loan 448344 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Georgia Pacific	Debt-to-income ratio:	5.82%
Length of employment:	10+ years 7 months	Location:	Huntsville, AL

Home town:	Huntsville
Current & past employers:	Georgia Pacific
Education:

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to pay for closing cost for a church purchase. My financial situation: I am a good candidate for this loan because I am responsible and will pay on time. I have been the Pastor of a church for 7 years. We have been leasing a building for 7 years @ $2,070.00 a month. We have never been late on our payments. We have found a church building that will save the ministry a thousand dollars a month and we will have ownership. I believe in this ministry and would like to pay to closing cost so that we can move.

A credit bureau reported the following information about this borrower member on October 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,285.00	Public Records On File:	1
Revolving Line Utilization:	23.50%	Months Since Last Record:	41
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.04.2009 I am interested in helping to fund your requested $3,000 church purchase loan. Questions I have are: 1. Position and very briefest job description Georgia Pacific are? 2. $3,333 gross income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Application reflects Public Record on File from 41 months past either court judgement lien or personal bankruptcy proceeding. Please explain this Public Record Issue for potential investors (lenders). Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investment occurs AFTER I received answers.	Hello, To answer your questions... 1. Machine operator- making corrugated boxes. 2. myself 3. 728.00 4. 0.00 Cars are paid for. 5. This was a bankruptcy that was cleared about 4 years ago. I had made some bad finacial decisions 11 years ago. I have recovered and have proven to be reliable from then to now...My credit score now is between 780-800. Thanks for inquiring and giving me the opportunity to explain.

Member Payment Dependent Notes Series 448439

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448439	$1,750	$1,750	15.31%	1.00%	October 13, 2009	October 22, 2012	October 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448439. Member loan 448439 was requested on October 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,250 / month
Current employer:	kyomatt entertainment inc.	Debt-to-income ratio:	22.72%
Length of employment:	2 years 6 months	Location:	frankfort, NY

Home town:
Current & past employers:	kyomatt entertainment inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I'm looking to get a loan to open a photo studio. I have a degree in photography and have been working at various photo studios for the last 4 years. I know all about the business and what the people in my area looking for when it comes to there portraits. I already own a company called Kyomatt Media, which specializes in Websites and Video work. you can check out that website at www.kyomattmedia.com. I'm looking to expand that company by adding a photo studio. The loan will go to getting some equipment, props, backgrounds, as well as advertisement. I want to bring to the people great photos at a very affordable price.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,197.00	Public Records On File:	0
Revolving Line Utilization:	56.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 448453

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448453	$10,000	$10,000	11.14%	1.00%	October 13, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448453. Member loan 448453 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Bofor's Precision Machining	Debt-to-income ratio:	4.77%
Length of employment:	2 years 5 months	Location:	FREMONT, CA

Home town:	Redwood City
Current & past employers:	Bofor's Precision Machining, Esco IMG., FM Industries, Footlocker Retail Inc.
Education:	San Francisco State University, Chabot College, San Jose State University

This borrower member posted the following loan description, which has not been verified:

. 550218 added on 10/06/09 > This loan will be used to cover medical expenses that were incurred when I was hit by a car about a month ago. The driver took off and I didn't have medical insurance and so I need this loan to be able to pay the hospital back. I have steady employment, I have been working at the same company for over two and a half years now. I have excellent credit that is in the 740 range and I have experience paying back loans, I just finished paying back my student loans and car loan which is why my funds are a little depleted at the moment.

A credit bureau reported the following information about this borrower member on October 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$172.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is the purpose of this loan (give us background),what do you do, what are your monthly expenses, what do you have in savings, please contact LC to verify your income.	The purpose of the loan is to cover medical expenses that I incurred after I was hit by a car a month ago. The driver was never caught and I don't have medical insurance and so I am left to pay back a huge amount to the hospital. My monthly expenses are very low, my car is paid off, and I live with my father, so I only pay the utilities which only amount to a couple hundred a month.
Please list your monthly expenditures so we know you are able to make payments on this loan. What are your responsibilties at Bofor's? Also, are you the sole wage earner in your household? Thank you	I have very low monthly expenditures; I live with my father, who is the head of household, and so I only pay a couple hundred dollars for the utilities. Also my vehicle is paid off, the insurance is about $80 per month. My total bills range between $500-600 per month. I am a machine operator at Bofor's, I don't have many responsibilities other that meeting my production quotas.
Sorry to hear about your unfortunate accident...hope you get better soon. If I may ask, has this impacted your ability to work? Just want to make sure that we know your game plan and that there's no issues about you collecting your paycheck and paying off the loan each and every month. Thanks.	It has not, fortunately being a machine operator isn't very physically demanding. Because of this I am able to still do my job from a stool instead of standing like I used to. My job basically consist of programming and starting the machine cycle, the machine does all the hard work.
Cool, thanks. If I might offer a suggestion, health insurance for someone less than $25 is < $100/mth. Might be a good thing to look into and consider especially when you don't have a lot of monthly expenses. I'll fund your loan....good luck!	I have since bought insurance with my employer's group. I don't want to go through another situation like this again. Thanks!
Sorry to hear about your mishap! How long were you in the hospital? Will there be any additional expenses occurred when this happened that may be a surprise or that you are unaware of, that may affect your ability to pay the loan?	I was only in the hospital for a day. There is no foreseeable reason why any more expense should be associated with this injury. I only have to go back to the hospital to have my casts removed. I am already back to work and I'm completely able to do my job. Paying back this loan will not be a problem.

Member Payment Dependent Notes Series 448514

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448514	$2,000	$2,000	13.57%	1.00%	October 9, 2009	October 18, 2012	October 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448514. Member loan 448514 was requested on October 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Coca-Cola North America	Debt-to-income ratio:	14.04%
Length of employment:	10+ years	Location:	NEW YORK, NY

Home town:	Edison
Current & past employers:	Coca-Cola North America
Education:	Tulane University of Louisiana

This borrower member posted the following loan description, which has not been verified:

Loan will be used to consolidate debt and improve finance rates.

A credit bureau reported the following information about this borrower member on October 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,489.00	Public Records On File:	0
Revolving Line Utilization:	97.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 448517

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448517	$12,000	$12,000	8.94%	1.00%	October 9, 2009	October 18, 2012	October 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448517. Member loan 448517 was requested on October 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	US Navy	Debt-to-income ratio:	14.66%
Length of employment:	10+ years 11 months	Location:	Pleasant Prairie, WI

Home town:	Brunswick
Current & past employers:	US Navy, Sun Bank
Education:	Thomas Edison State College

This borrower member posted the following loan description, which has not been verified:

I will use the money to pay off my credit cards. I am a homeowner and take pride in paying my bills on time. I was divorced two years ago and have had a hard time adapting to one income. I try to live within my means but I send my credit cards much more than the minimum payment. I feel if I send less it will never get paid off. I am currently taking a budgeting class and feel the best avenue for me is to consolidate the debt and have one montly payment.

A credit bureau reported the following information about this borrower member on October 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,836.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the balance, minimum monthly payment, and interest rate of the cards you will be paying off with this loan. What are your responsibilities in the Navy? What other monthly bills do you have? Thank you	Visa- 1500 12.5% AMEX-13,600 9.0% I am unsure of minimum monthly payment as I have always sent in more than requested and my montly bill shows no payment due. I am a Recruit Division Commander at the Navy Boot Camp. I train recruits to be sailors. I feel as if this is my way of giving back to the Navy as it has been very good to me. Other bills include: mortgage, condo assoc fee, car payment, insurance and utilities.

Member Payment Dependent Notes Series 448584

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448584	$10,750	$10,750	11.14%	1.00%	October 9, 2009	October 18, 2012	October 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448584. Member loan 448584 was requested on October 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Twin River Casino	Debt-to-income ratio:	11.91%
Length of employment:	2 years 4 months	Location:	east wareham, MA

Home town:	Stoughton
Current & past employers:	Twin River Casino, St Moritz Security Services
Education:	Massasoit Community College

This borrower member posted the following loan description, which has not been verified:

Hello I am trying to consolidate one credit card and a loan into one lower rate payment per month. I have one credit card which I would like to pay off as well as a personal loan that has a high interest rate. My credit card is discover , and the personal loan I have is through beneficial. Please feel free to contact me for any further info.

A credit bureau reported the following information about this borrower member on October 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,619.00	Public Records On File:	0
Revolving Line Utilization:	61.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greeting - Can I ask how you accumulated your debt? Also, what is your job at Twin River? Thank you and best of luck on your loan; Art	I work in the security department. Ive accumulated dept over the years and want to get rid of my credit cards. So if I get a loan I pay off the balances and have a fixed finance charge as opposed to whatever the credit companies feel like charging I will eventually be dept free.
Beneficial sucks, That said can you tell me about your current balances and interest rates? Also, would you please have your income verified by lending club? You can do this by calling general member support at (866) 754-4094.	My discover card balance is $3500.00 and the rate is 23.99 .My Beneficial balance is $7000.00. and the rate is 18.99. I will call member support to verify my income.
Please list the balance, minimum payments, and interest rates of these two debts. Also, please list other monthly bills you have, i.e., mortgage, utilities, etc., so we can understand how this payment will fit in to your budget. What are your responsibilities at Twin River Casino, and what is it's status given the current economic conditions? Thank you	I work in the security dept at Twin River Casino/Racino. They used to be called Lincoln Park in the past and they have been around since the early 1930's. They used to offer horse racing but not any longer. My balance on discover is $3500.00 with a 23.99 rate. The beneficial balance is 7000.00 at 18.99 percent. My mortgage is 1750.00 a month and my utilities both electric and gas run about 25-120 a month depending on the season.
Thank you for the answers to our questions. Could you also tell us if there is another wage earner in your household? Thank you and good luck!	I am the only one.
Hello, I can understand your need to consolidate. WhatI would like to know is, the casino you work at, is it in the same city that you live? Also, what is the employment rate there? Is your position there secure with the cuts being made in employment?	I do not live in town very expensive only rich people can live here. I dont work in human recources but the department I work in is protected by the lottery. We are maximum staffed so they cannot hire anymore people in my dept . They are constantly hiring at our casino for diffrent postions but you cannot get hired into our dept unless you have a law enforcement and security background. If you look in my profile it states the name of the casino.

Member Payment Dependent Notes Series 448655

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448655	$5,000	$5,000	14.26%	1.00%	October 13, 2009	October 18, 2012	October 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448655. Member loan 448655 was requested on October 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,833 / month
Current employer:	BODEN INC	Debt-to-income ratio:	9.34%
Length of employment:	5 years	Location:	EL MONTE, CA

Home town:	NEYVELI
Current & past employers:	BODEN INC, INFORMATION RESOURCE GRP INC
Education:	ANNA UNIVERSITY

This borrower member posted the following loan description, which has not been verified:

iam in need of personal loan of $ 5000.00 for personal help to my parents . 550675 added on 10/06/09 > iam an IT Consultant working for a state client (california). Job is safe and project will go on forever . I joined this project in 2003 . Monthly budget with all bills comes around $1700.00 In the last 5 years you might noticed from my credit report , iam paying regularly all my bills . iam pretty much sure, i will finish of the loan before the stipulated time.

A credit bureau reported the following information about this borrower member on October 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	70
Revolving Credit Balance:	$4,232.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you a US citizen? What are your monthly expenses? How much do you have saved and in retirement accounts?	Iam a permanent resident alien ( GC Holder) will become citizen by Dec'2009 . Monthly expenses including car payments , bills & rents comes around $1700.00 . I have a savings of $6000.00 .

Member Payment Dependent Notes Series 448721

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448721	$15,000	$15,000	11.14%	1.00%	October 13, 2009	October 19, 2012	October 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448721. Member loan 448721 was requested on October 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	red dragon painting llc	Debt-to-income ratio:	13.68%
Length of employment:	7 years	Location:	glen allen, VA

Home town:
Current & past employers:	red dragon painting llc
Education:

This borrower member posted the following loan description, which has not been verified:

in the process of renovating my home...wanting to add an addition to our home and add a pool to my back yard.

A credit bureau reported the following information about this borrower member on October 5, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,248.00	Public Records On File:	0
Revolving Line Utilization:	3.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please provide the following info: 1. your monthly mortgage payment 2. other monthly loan payment (if any) 3. you are in 1 or 2-earner family, is $5833 the total? Thanks	mortgage payment 1742.00 no other loan payments, I do have a two income household the 5833.00 is just for me my wife makes 900.00 a week coming to 47,000.00 a year
Could you please provide the following: -An idea of your monthly payments towards other bills, i.e., mortgage(s), and other, so we can understand how this fits in to your budget. -Your responsibilities at Red Dragon Painting. Is this your own business? -Are you the sole wage earner in your household? Thank you	I only have my mortgage which is 1742.00 i am the owner of red dragon painting and have been for almost 8 years. My wife also works and makes 47k a year.
I suggest you contact Lending Club and have your income verified. This will increase lender confidence in your loan.	i will be sending over proof of income

Member Payment Dependent Notes Series 448752

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448752	$10,000	$10,000	8.59%	1.00%	October 8, 2009	October 19, 2012	October 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448752. Member loan 448752 was requested on October 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	charlotte hungerford hospital	Debt-to-income ratio:	14.99%
Length of employment:	1 year 6 months	Location:	waterbury, CT

Home town:
Current & past employers:	charlotte hungerford hospital
Education:

This borrower member posted the following loan description, which has not been verified:

to help pay down bills

A credit bureau reported the following information about this borrower member on October 5, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,034.00	Public Records On File:	0
Revolving Line Utilization:	3.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 448786

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448786	$6,000	$6,000	11.48%	1.00%	October 13, 2009	October 19, 2012	October 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448786. Member loan 448786 was requested on October 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	18.24%
Length of employment:	n/a	Location:	Dover, NH

Home town:	South carolina
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate some credit cards.

A credit bureau reported the following information about this borrower member on October 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,955.00	Public Records On File:	0
Revolving Line Utilization:	70.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 448803

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448803	$7,750	$7,750	11.83%	1.00%	October 8, 2009	October 19, 2012	October 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448803. Member loan 448803 was requested on October 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Bank of North Georgia	Debt-to-income ratio:	13.31%
Length of employment:	1 year 6 months	Location:	ALPHARETTA, GA

Home town:	New York
Current & past employers:	Bank of North Georgia, AT&T
Education:	Georgia State University

This borrower member posted the following loan description, which has not been verified:

Hi, I am requesting a loan for a new roof for my home and a couple of other small projects around the house. Normally, I would just get a home equity loan but because of the current housing crisis, I, (like many people these days), have found that the appraised value of the home as gone down. So that is not an option at this time. I am glad to know that there are still credit options out there, and I thank you in advance for your assistance.

A credit bureau reported the following information about this borrower member on October 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,562.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.06.2009 Other investors and I together help to fund your requested $7,750 HIP new roof loan. Questions I have are: 1. Position and responsibilities Bank of North Georgia are? 2. $3,833 reported gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Mortgage payment per month is? 4. Car payment(s) per month is? This borrower information is not displayed on-screen to prospective investors. Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. My investment occurs after I receive your answers.	My position is Personal Banker III which entails anything to do with account opening and or maintenance, sales referrals, issuing wire transfers etc. Income is based on myself alone. My mortgage payment is $760.00 and my car payment is $165.00 per month. Thanks for your questions.

Member Payment Dependent Notes Series 448835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448835	$6,000	$6,000	12.53%	1.00%	October 13, 2009	October 19, 2012	October 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448835. Member loan 448835 was requested on October 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Palm Beach Bagel LLC	Debt-to-income ratio:	21.72%
Length of employment:	1 year	Location:	Palm Beach Gardens, FL

Home town:	Manhattan
Current & past employers:	Palm Beach Bagel LLC, Sony-BMG
Education:	Montclair State University

This borrower member posted the following loan description, which has not been verified:

I am in the market for a used motorcycle and would like to see what my options for financing are. I have a good credit history when it comes to paying my lenders. I have paid off a loan for a previous motorcycle a couple of years ago but had to sell it b/c of my relocating from New Jersey to Florida.

A credit bureau reported the following information about this borrower member on October 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	24
Revolving Credit Balance:	$4,742.00	Public Records On File:	0
Revolving Line Utilization:	36.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like another vehicle loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Palm Beach Bagel LLC? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I do have a car loan. Monthly payment is 330 a month with 12K left till its paid off. I have a student loan, 130 a month. I have one credit card with 4K balance minimum payment is usually 130 a month. I do not pay rent as I live with my father. We opened up a bagel shop in Palm beach gardens and we both run the store. I do everything from running the back office to counter help. I am willing to verify my income.

Member Payment Dependent Notes Series 448916

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448916	$10,000	$10,000	8.94%	1.00%	October 8, 2009	October 19, 2012	October 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448916. Member loan 448916 was requested on October 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	Imaging Business Machines	Debt-to-income ratio:	9.53%
Length of employment:	2 years	Location:	Pleasant Grove, AL

Home town:
Current & past employers:	Imaging Business Machines
Education:

This borrower member posted the following loan description, which has not been verified:

Im looking to consolidate my debt into one monthly payment.

A credit bureau reported the following information about this borrower member on October 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,613.00	Public Records On File:	0
Revolving Line Utilization:	5.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $3,613.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have a car loan in the amount of $19,400 I have Credit debt in the amount of $6000 I suppose it dosen't show becuase i live in the south and most of my credit is via equifax. I also have student loan in the amount of $6000 but I will not use the proceeds from this loan to pay for that. I plan to use the proceeds to pay off all my credit card debt, and put the rest to my car and refinance the rest at 3.9% though another local credit union. I work as a computer programmer. I develop custom software for our clients so we can transform our scanner data into something useful to the clients. I do have a savings account, it amounts to about $1000, i also have stocks I own AT&T with a liquidation value of ~$4500 as of this morning. I will be glad to verify my income.

Member Payment Dependent Notes Series 448944

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448944	$5,000	$5,000	8.94%	1.00%	October 7, 2009	October 19, 2012	October 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448944. Member loan 448944 was requested on October 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Charles Nelson	Debt-to-income ratio:	18.05%
Length of employment:	2 years 6 months	Location:	Middletown, CT

Home town:	Minneapolis
Current & past employers:	Charles Nelson, Precision Camera and Video Repair
Education:	Central Connecticut State University

This borrower member posted the following loan description, which has not been verified:

Would like a personal loan of $5000

A credit bureau reported the following information about this borrower member on October 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,268.00	Public Records On File:	0
Revolving Line Utilization:	47.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 449108

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449108	$6,000	$6,000	12.87%	1.00%	October 13, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449108. Member loan 449108 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	rockdale county schools	Debt-to-income ratio:	3.75%
Length of employment:	1 year 4 months	Location:	MCDONOUGH, GA

Home town:
Current & past employers:	rockdale county schools
Education:

This borrower member posted the following loan description, which has not been verified:

551542 added on 10/07/09 > I just want to pay off credit cards 551542 added on 10/07/09 > just want to pay off credit cards and so I can build up my credit higher to get a house

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	18
Revolving Credit Balance:	$3,343.00	Public Records On File:	0
Revolving Line Utilization:	77.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.07.2009 Small investors together help fund borrowers loans. Questions I have concerning your requested $6,000 loan are: 1. Position and responsibilities Rockdale County Schools are? 2. $3,917 reported gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Rent payment per month? 4. Car payment(s) per month? Questions 3 through 4 borrower information is not displayed on-screen to aid prospective investors; this is reason why investors must ask for clarifying answers. Thanks in advance for your answers. Good luck with loan's 100% quick funding. My investment occurs after I receive your answers.	I am a third grade teacher. The gross income is myself. Rent is 750 a month.
I would like to help fund your loan, but have a few questions. Could you be a bit more explicit on the reason for and/or purpose of this loan? Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $3,343.) Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Rockdale County Schools? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I would like to completely pay off my credit card. I do not have any other outstanding debys. I do pay student loans though. My total mothly expenses are about 1500. I am a third grade teacher with Rockdale County Schools.
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents? Please explain your last delinquency? Your current Position at the school?	My rent is about 1000 dollars and I usually spend abbout 150 on gas. Only on going expenses I have is a 50 dollar cell phone bill. I have one daughter and i had nothing that was deliquent. I am a 3rd grade teacher at eh school
What is the purpose of the loan?	The purpose of the loan is to pay off credit cards.
Just to be clear, why are you requesting a $6,000 loan when you only have $3,300 in credit card debt? I think the other folks asking questions are wondering what you are going to do with the other $2,700. Thanks in advance.	I also have a furniture bill that is about 1600 that I would like to pay off and I have alot of other little bills that need paying off that I accumulated when I moved to my new location
You mention that rent is $750 on one reply and then $1,000 on a different one. What is the actual monthly rent that you pay each month? Thanks!	I pay 750 a month. The 1,000 was the total that I pay including utilities.

Member Payment Dependent Notes Series 449172

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449172	$9,000	$9,000	8.94%	1.00%	October 13, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449172. Member loan 449172 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,512 / month
Current employer:	Pyramid Services Inc	Debt-to-income ratio:	11.33%
Length of employment:	1 year 108 months	Location:	LANCASTER, CA

Home town:
Current & past employers:	Pyramid Services Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,421.00	Public Records On File:	0
Revolving Line Utilization:	67.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is the purpose of this loan? what do you do? what are your monthly expenses? What kind of savings (personal/retirement) do you have? Please verify your income and make us feel better that you have a plan and that you won't screw us.	The purpose of this loan is to pay off 4 credit cards that I have that the interest rate went up on recently. I work for a Contractor to the Air Force. Between hours being cut and credit card interest and payments going up, I am in need of trying to get rid of the credit cards. My montly expense's are Rent, Car Payment, these credit cards. As for saving, I have a savings account, but it has been dried up to keep my head above water. I have a Retirment plan through my Union. I will Verify my checking account when I receive the information to do that. And I'm not here to screw anyone. I don't want to default on anything, be it car payment, credit card payment, or loan. I have worked hard to keep my credit in good order and I feel that something has to give. My montly credit card payment are higher than this loan payment would be abd I'd be able to pay this loan off early.
What is the purpose of the loan?	The purpose of this loan is to pay off 4 credit cards that recently have had their interest and payments increased. I have not defaulted on any payment, be it car loan, credit card, or personal loan. The montly credit card payments are more than this loan payment would be and would allow me to pay it off sonner. Between the increase in the payments and the decrease in extra work, I am barely keeping my head above water.

Member Payment Dependent Notes Series 449212

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449212	$7,500	$7,500	11.14%	1.00%	October 9, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449212. Member loan 449212 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	Crate & Barrel	Debt-to-income ratio:	19.79%
Length of employment:	9 years	Location:	Franklin Park, IL

Home town:
Current & past employers:	Crate & Barrel
Education:

This borrower member posted the following loan description, which has not been verified:

551668 added on 10/06/09 > I have been one who prides themselves in paying their obligations on time each and every month. Usually I am one who can plan ahead, but with this unforeseen circumstance of what is going on in my family, I needed to place some funds on a credit card. I heard about this site through a friend at work and decided to try it. I would rather my money go to investors to have faith then to a credit card company. 551668 added on 10/06/09 > My job is very stable. I have been with the same company for the past 10 years. This money will help me consolidated two credit card balances to be a fixed amount each month. I foresee paying the loan off faster then the 36 month term.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,451.00	Public Records On File:	1
Revolving Line Utilization:	13.50%	Months Since Last Record:	112
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is public record (bankruptcy?) what do you do? what are your monthly expenses? What kind of savings (personal/retirement) do you have? Please verify your income and make us feel better that you have a plan and that you won't screw us.	Unfortunately yes, that will be close to 10 years ago. Monthly expenses are roughly $1,500 ($650 in school loans, car loan, cell phone, gas, life insurance, car insurance & $800 in living expenses including rent & utilities). I have two savings accounts to keep close cash at hand and two investment accounts (part in a stock fund and the other in an income fund that the income keeps reinvesting itself). I earn $57,000/year which equates to $3,250 a month take home (deducting medical & dental insurance as well as taxes). I am not here to screw anyone. This family circumstance that I find myself in was not expected. I hope I have answered all the questions you had..

Member Payment Dependent Notes Series 449241

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449241	$4,800	$4,800	8.59%	1.00%	October 9, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449241. Member loan 449241 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,253 / month
Current employer:	Delaware Valley Dermatology	Debt-to-income ratio:	22.50%
Length of employment:	n/a	Location:	Wilmington, DE

Home town:
Current & past employers:	Delaware Valley Dermatology
Education:

This borrower member posted the following loan description, which has not been verified:

551726 added on 10/06/09 > My husband and I relocated to Delaware a year and a half ago and purchased a home in October 2008. He received a position as a youth pastor at a church in north Wilmington. Recently, we noticed water was seeping into the walls in our kitchen. We had a plumber come out and see if he could solve the issue, but he said that the issue was something with the roof. So, we had a roofer come out to give us an estimate to remedy the situation. He found that there was no crack, but that the roof installers did a poor job installing the current roof (for the previous owners). Apparently, the way they installed the roof was to lay singles in such a way that water would literally seep straight into the house. With the change of hands, the roof is no longer under warranty. Our insurance will not pay for the roof to be fixed, because it is a previous condition, but they are paying for the inside water damage to our kitchen. I have a job in the same field that I had in Michigan (where we moved from). Most of our current debt is with school loans from receiving our bachelor's degrees. Also, my husband and I have a (new) car payment (2 years old) that we only owe another 3,000 and we will own it outright. We currently do not have the money in savings to pay for our roof to get fixed and would love to give you the opportunity to invest in us. We are very reliable in paying our bills. We have never had a late credit card payment or mortgage payment.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$974.00	Public Records On File:	0
Revolving Line Utilization:	4.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 449282

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449282	$4,000	$4,000	12.87%	1.00%	October 9, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449282. Member loan 449282 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	HealthCentral	Debt-to-income ratio:	14.73%
Length of employment:	1 year 18 months	Location:	ARLINGTON, VA

Home town:	Easley
Current & past employers:	HealthCentral
Education:	College of Charleston, University of Virginia (UVA)

This borrower member posted the following loan description, which has not been verified:

551796 added on 10/06/09 > Hello and thank you for considering my loan request! If granted the loan requested, I will be using the funds to pay off 2 of my credit card balances, most of which was incurred during Graduate School. During the credit crisis, Bank of America increased my APR to 24%! With an APR like that, I'll never get the balances paid down. I'm working very hard to pay down my debts so I can begin saving and working towards the purchase of a home! I'm incredibly reliable and have never defaulted on any debt. Please consider helping me out. You will not be disappointed! I am an accountant working towards my CPA. My job is incredibly stable and my income is more than sufficient to cover payments. I am simply trying to take steps in the right direction to manage my debt effectively. Thank you again! I look forward to working with you. 551796 added on 10/07/09 > ANSWER TO StocksMan QUESTION: Originally, I had hoped to consolidate all of my revolving debt, with the exception of 2 items which are interest free (GE Financial and Dell totaling approximately $1200.00). However, given the interest rate I have been offered through Lending Club, it will only be beneficial for me to consolidate approximately $7,000.00 of my revolving debt (the 2 Bank of America CC) as the interest rate on these two cards is quite high. Though you did not ask, I thought it may be helpful to understand where the majority of my debt came from. I put myself through undergrad and grad school, and came out with VERY little debt in terms of school loans. However, while in school, many of my living expenses (those expenses I could not cover by the income I earned while working) went onto my CC. After graduating I was able to pay down my CC debt significantly. However, I've recently had three deaths in my family and have incurred significant expenses on my credit cards, which is what brought me to lending club. I would like to get these paid down sooner than later. My other two debts include both a car loan and a student loan. Roughly speaking, my monthly expenses total $1,700.00. This includes my rent, utilities, car payment, insurance, cell phone, student loan payment, and ALL credit card payments. After grad school, I joined a public accounting firm for 2 years. I decided to join HealthCentral 1 ?? years ago (18 months ago) to work as their internal Accountant. I report directly to the CFO. Aside from specialized projects, my tasks generally include Accounts Payable, Billing, Monthly Closes, Audit Assistance, and maintaining valuable relationships with our media advertising clients. I do have a savings account/emergency fund. I had temporarily lent those funds to family given the extenuating circumstances. However, I received a check yesterday, and will be replenishing that account this Friday, Oct 9th with $3,000.00. I am absolutely willing to provide income verification with Lending Club and will contact them now to find out how. Please let me know if you have any further questions. Best!

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,154.00	Public Records On File:	0
Revolving Line Utilization:	88.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $13,154.) Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for HealthCentral? And, can you clarify your stated Length of Employment? (Your entry of ???1 year 18 months??? seems a bit odd) Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I am unable to respond to your question. Accordingly, I have updated my loan details to include all of the answers to the questions you presented. Please refer back to my profile. Thank you! I look forward to hearing back from you!
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	Hello, thank you for considering my loan. I am happy to answer your questions. My rent, including utilities is approximately $900.00. My electric varies month to month, but not by much. I spend nearly nothing on transportation as I work less than a mile from my apartment. Accordingly, I MAY spend $10.00 a week in gas. Parking is free at my office. Other monthly expenses include $50 for Student Loan, $350.00 for Car Payment, $90 for Car Insurance, $55 for Cell Phone, and approximately $300.00 for ALL credit card payments. My life insurance, medical insurance, gym membership, and parking are all covered by my employer. I am single with no children and no other dependents. Please let me know if you have any further questions. I'm more than happy to help answer! Best!

Member Payment Dependent Notes Series 449296

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449296	$4,400	$4,400	11.83%	1.00%	October 9, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449296. Member loan 449296 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	tci transportation	Debt-to-income ratio:	3.52%
Length of employment:	n/a	Location:	bakersfield, CA

Home town:
Current & past employers:	tci transportation
Education:

This borrower member posted the following loan description, which has not been verified:

551092 added on 10/06/09 > I will purchase office furniture and some computers for a bussiness project in my house. My credit scores says it all. I was able to keep in control my expenses and bills by simple not spending more from what a make and I always think in advance. $4400 is way over my control. I have over 10 years experience driving commercial vehicles with a clean record,(besides my good credit score my dmv print out is excellent important for a truck driver)which I am welcome to work anytime anywhere in case will need to work extra time.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,850.00	Public Records On File:	0
Revolving Line Utilization:	58.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 449337

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449337	$7,500	$7,500	12.18%	1.00%	October 9, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449337. Member loan 449337 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$65,000 / month
Current employer:	Socket Mobile, Inc.	Debt-to-income ratio:	0.60%
Length of employment:	9 years	Location:	San Jose, CA

Home town:
Current & past employers:	Socket Mobile, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

551876 added on 10/06/09 > I am borrowing this money to refinance an auto loan. I could pay the loan off in cash but our money is tied up in investments and I I would rather pay reasonable loan interest instead of the early withdrawal penalties. We have no balances on our credit cards and I have been in the same job as a Systems Administrator for 10 years and the same company.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,332.00	Public Records On File:	1
Revolving Line Utilization:	21.50%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe the car. Make, model, year and mileage. Please confirm your income should state $65,000/year. Not month.	The car is a 2006 Ford Mustang with approximately 55,000 miles on it. The income should state 65k/year. Sorry for the confusion.

Member Payment Dependent Notes Series 449363

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449363	$7,000	$7,000	8.94%	1.00%	October 13, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449363. Member loan 449363 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	San Francisco Fire Protection	Debt-to-income ratio:	2.60%
Length of employment:	1 year	Location:	San Francisco, CA

Home town:
Current & past employers:	San Francisco Fire Protection
Education:

This borrower member posted the following loan description, which has not been verified:

551929 added on 10/06/09 > My job is very stable due to the fact that San Francisco requires fire alarm systems in buildings with a certain amount of sprinkler heads, so even if someone doesn't want to pay to service these things, they really have no choice if they own a building in San Francisco.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	31
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you elaborate a bit on the purpose of this loan, your monthly income vs. expenses, etc... It seems you have no debt. Why take on a loan now to finance a vacation?	The purpose of this loan is to pay for my trip to Hong Kong. And the reason that I am taking out a loan in the first place is because a family member needed the cash i had set aside for this trip for an emergency and would not be able to pay me back by the time i leave for HK since this trip was planned at least 6 months ago. My monthly income after taxes is roughly $2,500 per month and my only expenses are rent $400, cell phone bill $70 and basic needs like food etc.
Where is your dream vacation?	Thanks for asking, I'm not sure why i said "dream vacation", but i am taking a trip to Hong Kong to visit family and friends over there

Member Payment Dependent Notes Series 449365

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449365	$5,000	$5,000	11.48%	1.00%	October 9, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449365. Member loan 449365 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,943 / month
Current employer:	caltrans/mpud/markleeville water	Debt-to-income ratio:	16.49%
Length of employment:	1 year 60 months	Location:	MARKLEEVILLE, CA

Home town:
Current & past employers:	caltrans/mpud/markleeville water
Education:

This borrower member posted the following loan description, which has not been verified:

551936 added on 10/06/09 > I plan to pay off an attorney that I had retained for a child custody matter. I do not plan to enlist the help of any more legal services and the matter has come to a conclusion. I take my commitments and responsibilities seriously. I hope that you consider me for a loan. Thank you.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	24
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	36.94%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My commiserations on your divorce proceedings. I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for caltrans/mpud/markleeville water? And, can you clarify your stated Length of Employment? (Your entry of ???1 year 60 months??? seems a bit odd) Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I do have both car and student loan debt. My approximate monthly expenses are $1600/mo. With Markleeville water I have worked for them since 8/2002. For Cal-trans since 12/2004. For MPUD since 6/2007. Both Markleeville water and mpud are just part time/ or when I get time off Caltrans. Yes I wam willing to verify income.
Please respond to the following: What are your responsibilities at your job? Are you the sole wage earner in your household or is there another? So we can understand how this will fit in to your budget, what are your monthly bills? Please explain the delinquency that appears on your Credit History above. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole wage earner. For Cal trans I am a heavy equipment operator, for Markleeville water I am a treatment operator part time, and for mpud I am a treatment operator part time. As for my current budget I have been paying my lawyer 400-700/mo. I am looking for a little more breathing room. If I loose my current full time job I have assurances from both Markleeville water and Mpud they will give me as many hours as I can handle to upgrade the current systems.

Member Payment Dependent Notes Series 449378

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449378	$2,800	$2,800	15.31%	1.00%	October 13, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449378. Member loan 449378 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Sage	Debt-to-income ratio:	23.49%
Length of employment:	1 year 48 months	Location:	SCOTTSDALE, AZ

Home town:
Current & past employers:	Sage
Education:

This borrower member posted the following loan description, which has not been verified:

551953 added on 10/07/09 > I plan to use the funds to pay off some higher interest credit cards and another loan. I am a good borrower because I am never late on any of my payments, nor am I over the limit on anything. I feel my job is very stable, as I was promoted recently, resulting in a relocation at company expense.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,076.00	Public Records On File:	0
Revolving Line Utilization:	98.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your company do and what do you do at your company?	I work for a software company. Out software includes Peachtree Accounting and SalesLogix. I am a Global Support rep, meaning I provide technical support for our front line support reps in all regions, including North America, German, the UK, etc.

Member Payment Dependent Notes Series 449546

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449546	$5,000	$5,000	11.14%	1.00%	October 13, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449546. Member loan 449546 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Phillips Oppenheim	Debt-to-income ratio:	13.51%
Length of employment:	1 year 60 months	Location:	NEW YORK, NY

Home town:
Current & past employers:	Phillips Oppenheim
Education:

This borrower member posted the following loan description, which has not been verified:

552220 added on 10/07/09 > I have been at my present job, which is very stable, for five years and I'm expecting a four-figure bonus in December. I handle my obligations responsibly and consistently. The loan will be used for expenses that became difficult to cover after a family emergency that came up during the summer. Fortunately, that has been resolved, but it still took its toll financially.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1984	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	18
Revolving Credit Balance:	$11,919.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 449554

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449554	$2,400	$2,400	12.18%	1.00%	October 13, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449554. Member loan 449554 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Ohio State University	Debt-to-income ratio:	20.67%
Length of employment:	1 year 36 months	Location:	COLUMBUS, OH

Home town:
Current & past employers:	Ohio State University
Education:

This borrower member posted the following loan description, which has not been verified:

552239 added on 10/07/09 > Moving recently has put me into a tight budget as I begin a job transfer. Lending Club is helping me to make it through this tough time without defaulting on my necessary payments. Thank you! 552239 added on 10/08/09 > Although I have outstanding debt for student loans, I am confident that I will have no troubles paying back my loan in the allotted amount of time and with the necessary payments. I have completed undergraduate and graduate school and now have a career that allows me begin paying back the student loans that have helped me so much. Without Lending Club, it would be a very difficult time for me to make it through the expenses of moving, changing jobs, and getting on my feet after completing graduate school. I am so grateful for the help!

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	16
Revolving Credit Balance:	$563.00	Public Records On File:	0
Revolving Line Utilization:	4.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is your job?	I work within Student Life at a university. I plan programs for students, mentor and advise student leaders and collaborate with other campus offices.
also what is the reason for your last Delinquency?	I had a delinquency on a credit card payment due to a change in debit card. When I got my new card the expiration date and security code changed, thus affecting all of my automatic payments. I did not get this one changed in time and my payment was not automatically withdrawn as usual. Once I noticed the problem it had already been reported as a delinquent payment rather than allowing me to make a late payment.

Member Payment Dependent Notes Series 449587

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449587	$5,125	$5,125	8.59%	1.00%	October 13, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449587. Member loan 449587 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Roswell Park Cancer Institute	Debt-to-income ratio:	24.12%
Length of employment:	1 year	Location:	Alden, NY

Home town:
Current & past employers:	Roswell Park Cancer Institute
Education:

This borrower member posted the following loan description, which has not been verified:

552319 added on 10/07/09 > I have never paid late on any loan or credit card, but that didn't stop my credit card companies from raising my rate to 26.99 and over. Called them to try to lower but they refused. 552319 added on 10/07/09 > Length of employment is incorrect, states 1 year is actually almost 4. Although I have only been at my current employer for 4 years I have never had a break in employment.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,930.00	Public Records On File:	0
Revolving Line Utilization:	50.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 449672

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449672	$6,000	$6,000	8.94%	1.00%	October 9, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449672. Member loan 449672 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Macerich	Debt-to-income ratio:	2.96%
Length of employment:	n/a	Location:	Dallas, TX

Home town:
Current & past employers:	Macerich
Education:

This borrower member posted the following loan description, which has not been verified:

552488 added on 10/07/09 > Credit card interest rates have have really risen for no reason. Just looking to pay off debt completely at a reasonable interest rate. Been employed with the same company for 10 yrs and our business is stable.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,893.00	Public Records On File:	1
Revolving Line Utilization:	34.70%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
public record = bankruptcy?	That is correct. Over 7 yrs ago due to medical bills. Credit has been perfect since and have never missed a payment on anything. Current credit score is 761.

Member Payment Dependent Notes Series 449677

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449677	$4,200	$4,200	11.48%	1.00%	October 9, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449677. Member loan 449677 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,917 / month
Current employer:	Verizon	Debt-to-income ratio:	6.83%
Length of employment:	1 year	Location:	Pikesville, MD

Home town:
Current & past employers:	Verizon
Education:

This borrower member posted the following loan description, which has not been verified:

552502 added on 10/07/09 > Will pay via ACH on time, never missed a payment. This will actually allow me to have more free cash to pay what I need ahead of time. 552502 added on 10/08/09 > Everything is Completely verified now.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,974.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Verizon? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent, car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I work as a planner there, and been there for 9+ years now. Yes, I am the only member of my household. I plan to pay off a 401k loan that will free up more than 600 a month for me to pay off my bills faster. I recently took some unexpected legal fees which is why I am wanting to do this. I had already paid off 30K+ within 4 years and then before I was able to save any money, this came into play. A job loss is something that haven't actually contemplated honestly, but with unemployment to give me a little time to find a new job, I'm not in too much of a panic as I am one not to sit around and let a situation worsen. I know this may not sound very substantial in terms of backing except for the power of my word, so I understand your concerns. I have been burnt on trust as well. Thanks for you inquiries. Matthew
Hello, you state that you have been at verizon for 9 years, but the info list only one year of employment. Other question is the 401k loan, what did you borrow and how much were you penalized, payback amount? Thanks, I'll be waiting to hear from you.	yeah, I've already sent in an e-mail for revision of that. I borrowed 10,000k(right before the market crash which means I would've actually lost that money anyway in the losses as I am paying back in the smaller amount now) and it is only a straight payback(there are no penalties, just comes out of my paycheck).

Member Payment Dependent Notes Series 449705

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449705	$3,000	$3,000	11.83%	1.00%	October 9, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449705. Member loan 449705 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,700 / month
Current employer:	FCI Ray Brook	Debt-to-income ratio:	15.94%
Length of employment:	9 years	Location:	Plattsburgh, NY

Home town:
Current & past employers:	FCI Ray Brook
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	81
Revolving Credit Balance:	$3,066.00	Public Records On File:	1
Revolving Line Utilization:	57.80%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.08.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $3K loan are: 1. Position and responsibilities Federal Corrections Institution, Ray Brook, NY are? 2. $4,700 reported gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Rent payment per month? 4. Car payment(s) per month? Questions 3 onward borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for clarifying answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers. (I recently participated in funding a loan for a Corrections Officer at FCI, Ray Brook.)	1)Fabric Worker Supervisor 2)My income only 3)$300.00 4)$268.00
did you declare bankruptcy? why should we trust you?	Yes, in 2001. My financial record has been good since.

Member Payment Dependent Notes Series 449719

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449719	$15,000	$15,000	8.94%	1.00%	October 9, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449719. Member loan 449719 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,910 / month
Current employer:	El Dorado Savings Bank	Debt-to-income ratio:	1.98%
Length of employment:	n/a	Location:	Shingle Springs, CA

Home town:
Current & past employers:	El Dorado Savings Bank
Education:

This borrower member posted the following loan description, which has not been verified:

552573 added on 10/07/09 > My wife and I are restoring the 1923 bungalow we live in. Two years ago my wife was diagnosed with breast cancer. Even though we have good health insurance we ended up draining our accounts to pay for treatment. Treatment is over, and thank God, she is fine (for now). I need the money to pay off some credit cards and get it back on tract for restoring our house. I have worked for over 30 years at the same bank and she has worked over 25 years for the State of California. We always pay our bills. 552573 added on 10/07/09 > I have excellent credit and (in 35 years of living on my own) have never had a late payment. My wife and I have been married for 35 years, and we have lived in the same old house for 22 years. (We started restoring the bungalow about five years ago.) If the loan is funded I would establish an automatic payment schedule which would guarantee a timely repayment.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1979	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,467.00	Public Records On File:	0
Revolving Line Utilization:	21.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified. This will increase lender confidence in your loan.	I agree. I will make the request.
Please respond to the following: What are your responsibilities at the bank? What is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the Chief Information Officer at the Bank. I provide overall management for the electronic information systems. I have only a single mortgage against my property. The current balance is around $190,000 and the property is worth in excess of $750,000. I don't want a second mortgage, my goal is to have the property free and clear in four years. I do not have any car payments, and any credit card debt will be paid off with this money. I could retire if necessary - I have a well funded retirement account.

Member Payment Dependent Notes Series 449732

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449732	$5,000	$5,000	11.14%	1.00%	October 9, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449732. Member loan 449732 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	Cesco Brass, Ltd.	Debt-to-income ratio:	7.71%
Length of employment:	10+ years 132 months	Location:	THOMASTON, CT

Home town:
Current & past employers:	Cesco Brass, Ltd.
Education:

This borrower member posted the following loan description, which has not been verified:

552608 added on 10/07/09 > This will help consolidate some bills and debt. My job is very stable, as I am a Manager of a small company is doing very well. I have taken a lot of care in building a solid credit rating and also the responsibilty of good borrowing habits. Thank You

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	33
Revolving Credit Balance:	$6,896.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What bills are you looking to pay off with this loan and what are their respective interest rates? Can you please have your income verified with lendingclub? (call (866) 754-4094 to have this done)	Mostly Credit Cards with High intrest rates they range from 18% to 25%.
Can you please explain the delinquency on your credit record 33 months ago?	A few years ago I went into a debt consolidation program (Debtscape). A couple of my old accounts through the course of doing that got closed and marked deliquent, even though I was paying on time through that program. I didn't realize it had happened. I tried to get this corrected many times, but the original creditor will not fix it nor will the credit reporting agencies. It even gets more complicated because the credit card company changed names and was bought out by anther company which at that time I paid the debt off in one lump sum when I was able to. All I know is that these programs like Ameridebt, can mess things up badly on your credit reort. I will never use one of those again, that's for sure. Hope this helps.

Member Payment Dependent Notes Series 449768

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449768	$3,000	$3,000	11.83%	1.00%	October 13, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449768. Member loan 449768 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,800 / month
Current employer:	SAISD	Debt-to-income ratio:	15.61%
Length of employment:	9 years	Location:	San Angelo, TX

Home town:
Current & past employers:	SAISD
Education:

This borrower member posted the following loan description, which has not been verified:

552670 added on 10/07/09 > I am going to use the funds to help get my daughter moved. I have worked for the same employer for over 15 years.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1983	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	35
Revolving Credit Balance:	$1,125.00	Public Records On File:	0
Revolving Line Utilization:	23.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 449803

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449803	$5,000	$5,000	7.40%	1.00%	October 13, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449803. Member loan 449803 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	Barnes & Noble	Debt-to-income ratio:	16.16%
Length of employment:	1 year	Location:	Scranton, PA

Home town:
Current & past employers:	Barnes & Noble
Education:

This borrower member posted the following loan description, which has not been verified:

552738 added on 10/07/09 > I plan to use these funds to pay off my one credit card, which has a high interest rate.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$811.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 449880

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449880	$5,000	$5,000	8.59%	1.00%	October 13, 2009	October 22, 2012	October 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449880. Member loan 449880 was requested on October 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	n/a	Debt-to-income ratio:	14.74%
Length of employment:	1 year	Location:	houston, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	10
Revolving Credit Balance:	$3,192.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is the purpose of the loan, where do you work, what do you do, what are your monthly expenses in detail (provide numbers), please contact Lending Club to verify income.	Type your answer here.I would like to buy a motorcycle. Rent 550 .00 Electricity 250.00 internet, phone and cable 112.00 cell phone 70.00 Anthonys glass and mirror annual income 32000.00
Employer or income source? Would you elaborate a bit on the purpose of your loan? Thank you.	Anthony's Glass and Mirror have been doing glass work for the past 12, years in the Houston area I would like to used the money to buy a motorcycle it is a 2007 Kimco andthe balance is 3000.00 and I would like to used the rest to pay off one credit card
Hello. I would love to help. Please explain why you are requesting 5k when your revolving debt is listed as just over 3k. Additionally will you list out the current balances, required minimum payments, and your usual monthly payments for the debt you will be paying off with this loan? Finally please explain the two recent credit inquiries and recent deliquency on you credit report. Thank you.	The delinquency on my credit report is from a visit to bellaire hospital in the year 2002, I paid the balance in full and have the paid checks to prove it. for some reason they didnot post the payment and we never resolved the issue I faxed the copies of the check to them three times, they never resoved the issue. I would like to used the extra money to pay off one motorcycle it is 2007 kymco. About he inquiries I bought some furniture at a furniture store.

Member Payment Dependent Notes Series 449913

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449913	$2,000	$2,000	11.83%	1.00%	October 13, 2009	October 22, 2012	October 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449913. Member loan 449913 was requested on October 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Customs and Border Protection	Debt-to-income ratio:	4.80%
Length of employment:	1 year 8 months	Location:	MIAMI BEACH, FL

Home town:
Current & past employers:	Customs and Border Protection
Education:

This borrower member posted the following loan description, which has not been verified:

552940 added on 10/08/09 > I recently had a lot of unexpected expenses and just need a small cash infusion to get me through the end of the year.

A credit bureau reported the following information about this borrower member on October 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	58
Revolving Credit Balance:	$768.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 449936

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449936	$5,000	$5,000	8.59%	1.00%	October 13, 2009	October 22, 2012	October 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449936. Member loan 449936 was requested on October 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,667 / month
Current employer:	n/a	Debt-to-income ratio:	10.92%
Length of employment:	1 year 12 months	Location:	SHERIDAN, IL

Home town:
Current & past employers:	United States Army
Education:	Northern Illinois University, Waubonsee Community College

This borrower member posted the following loan description, which has not been verified:

552997 added on 10/08/09 > I'm graduating with my web development degree and need to consolidate my credit cards to get a fresh start on a new and profitable life! 552997 added on 10/08/09 > Addition: The other big factor that spurred me to participate in this system is because I received letters from all three of my credit cards that they were increasing my interest rate by 10% (up to 19.9%) for no reason. Calling AMEX and inquiring about it only gave me the "because we can" answer. Help me wipe away those unfair charges. I'm always on time and reliable. Very good credit score. You'll get your return, guaranteed!

A credit bureau reported the following information about this borrower member on October 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	82
Revolving Credit Balance:	$5,276.00	Public Records On File:	0
Revolving Line Utilization:	50.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Are you currently employed? If so, where and what do you do there? Regards; Art	I am a website designer freelance and also receive substantial military benefits for pursuing my web development degree.
Hello. I would love to help. Will you list out the current balances, required minimum payments, and your usual monthly payments for the debt you will be paying off with this loan? Thank you.	I'm paying off 3 credit cards fully and making a dent on my Care Credit medical card that was used for my wisdom teeth removal: Credit Card #1 Balance: $1,932 Min Due: $56 Usual Monthly Payment: $100 Credit Card #2 Balance: $890 Min Due: $15 Usual Monthly Payment: $50 Credit Card #3 Balance: $670 Min Due: $21 Usual Monthly Payment: $50
Thank you for the quick response. I forgot to include one additional question. Will you explain how you accrued this debt (outside of the wisdom teeth) and what actions you have taken to avoid accruing more in the future? Thank you.	There seems to be some sort of issue with the message posting properly on my loan details page but let me try one more time: The majority of the debt on the large balance card is from travel related to my work (airplane and hotel costs). The smaller debts are from educational expenses such as books/fees, commuting costs (fuel), and expenses directly related to my profession like computer paraphernalia. The actions I'm taking to avoid accruing more debt in the future are directly related to my latest educational advancement which will provide me more lucrative clients.

Prospectus Supplement (Sales Report) No. 11 dated October 13, 2009